Exhibit 10.3

FORM OF REAL ESTATE LOAN AGREEMENT

BY AND AMONG

MPT OF PRESCOTT VALLEY HOSPITAL, LLC,

MPT OF BROWNSVILLE HOSPITAL, LLC, and

MPT OF LAS CRUCES HOSPITAL, LLC

(collectively, “MPT”)

AND

MOUNTAIN VALLEY REGIONAL REHABILITATION HOSPITAL, INC.,

REHABILITATION HOSPITAL OF SOUTHERN NEW MEXICO, INC.,

ADVANCED CARE HOSPITAL OF SOUTHERN NEW MEXICO, LLC, and

SOUTH TEXAS REHABILITATION HOSPITAL, LP

(jointly, severally and collectively, the “Borrower Parties”)

Dated as of January 31, 2012

REAL ESTATE LOAN AGREEMENT

THIS REAL ESTATE LOAN AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of January, 2012, by and among MPT OF PRESCOTT VALLEY HOSPITAL, LLC, MPT OF BROWNSVILLE HOSPITAL, LLC, and MPT OF LAS CRUCES HOSPITAL, LLC, each a Delaware limited liability company (each, an “MPT Party” and collectively, “MPT”); and MOUNTAIN VALLEY REGIONAL REHABILITATION HOSPITAL, INC., and REHABILITATION HOSPITAL OF SOUTHERN NEW MEXICO, INC., each a Delaware corporation, ADVANCED CARE HOSPITAL OF SOUTHERN NEW MEXICO, LLC, a Delaware limited liability company, and SOUTH TEXAS REHABILITATION HOSPITAL, LP, a Delaware limited partnership (each, a “Facility Borrower” and, collectively, the “Borrower Parties”).

W I T N E S S E T H:

WHEREAS, contemporaneously herewith and pursuant to the Real Estate Contract (as herein defined), MPT has made a term loan to the Borrower Parties in the principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (the “Loan”), as evidenced by the Note (as herein defined).

WHEREAS, the Loan is secured by, among other things, a first lien on the Real Property and the Las Cruces Leasehold (as such terms are herein defined) and other collateral relating to the Brownsville Facility, the Las Cruces Facility and the Prescott Valley Facility (as each term is herein defined).

WHEREAS, the Guarantors (as herein defined) have agreed to guaranty the obligations of the Borrower Parties to MPT.

WHEREAS, to induce MPT to make the Loan, the Borrower Parties desire to make certain covenants and agreements in favor of MPT as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Certain Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

ACH Network: The Automated Clearing House Network, an electronic payment system operated by The Federal Reserve Banking System.

Acquisition Note: That certain Promissory Note, dated of even date herewith, in the original principal amount of Ninety-Three Million Two Hundred Thousand and No/100 Dollars

($93,200,000.00), executed by Ernest Health Acquisition Sub, Inc. in favor of MPT Aztec Opco, LLC, which has become the obligation of Ernest Health, Inc. as successor by merger and operation of law, as the same may be modified, amended and/or restated from time to time.

Additional Charges: As defined in Section 3.1.

Adjustment Date: January 1 of each year during the Loan Term (as hereinafter defined), commencing on January 1, 2013.

Affiliate: With respect to any Person, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or otherwise. Notwithstanding the foregoing, in no event shall the term “Affiliate” mean or refer to any MPT Party or any other Person that, directly or indirectly, controls or is under common control with any such MPT Party.

Agreement: As defined in the preamble of this Agreement.

AIREA: The American Institute of Real Estate Appraisers, or any successor organization.

Anti-Terrorism Laws: Any laws, statutes and regulations relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws, statutes and regulations comprising or implementing the Bank Secrecy Act, and the laws, statutes and regulations administered by OFAC.

Assignment of Rents and Leases: Those certain Assignment of Rents and Leases, dated of even date herewith, executed by each Facility Borrower in favor of MPT, as the same may be modified, amended or restated from time to time.

Award: All compensation, sums or anything of value awarded, paid or received from a total or partial Condemnation of any of the Collateral.

Bankruptcy Code: Chapter 11 U.S.C. § 101, et. seq.

Base Interest: As defined in the Note.

Blocked Person: Any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

Borrower Parties: As defined in the preamble to this Agreement.

Brownsville Facility: That certain forty (40)-licensed bed IRF located in Brownsville, Cameron County, Texas.

Business: As applicable, the operation of each IRF Facility as an IRF, the operation of each MHC Facility as a MHC, and the operation of each LTCH Facility as a LTCH, and, in each case, the engagement in and pursuit and conduct of any business venture or activity incident thereto.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which money centers in the City of New York, New York are authorized or obligated by law or executive order to close.

Capital Additions: With respect to each Facility, (a) extraordinary renovations or expansions of buildings, structures or other improvements currently located on that portion of the Real Property where such Facility is located (or on additional parcels added to such Real Property), (b) the addition of one or more parcels of land to such portion of the Real Property (whether by purchase or ground lease), or (c) the addition of one or more new buildings or additional structures placed on such portion of the Real Property or any such additional parcels of land, including, without limitation, the construction of a new wing or new story.

Cash Collections: Any and all payments received for patient related services that are posted to Borrower Parties’ accounting system for a Facility, including, without limitation, any such payments received from patients, insurance companies, managed care and preferred provider organizations, Medicaid, Medicare, or other payors.

CERCLA: As defined in the definition of “Hazardous Materials Laws.”

Change of Control Transaction: (i) Ernest Health Holdings, LLC ceasing to own One Hundred Percent (100%) of Ernest Health, (ii) Ernest Health ceasing to own One Hundred Percent (100%) of each of Facility Borrower, (iii) the current owners of Guiding Health Management Group, LLC ceasing to own at least fifty percent (50%) of the Guiding Health Management Group, LLC, each without the prior written consent of MPT, which consent shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, the entering into an agreement or granting of an option to acquire Equity Interests or the issuance of debt convertible into Equity Interests shall be deemed to be the issuance of Equity Interests for purposes of determining whether a Change of Control Transaction has occurred.

CMS: The Centers for Medicare and Medicaid Services.

Code: The United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

Collateral: Collectively, the Real Property, the Personal Property, and all other properties or assets of the Borrower Parties that are subject or shall be subject to any lien, security interest, or other encumbrance pursuant to the Security Documents.

Combined Fixed Charges: The sum of combined payments of principal and interest payable by Ernest Health and its subsidiaries pursuant to the Note and the combined payments of Base Rent (as defined in the Sublease) payable by Ernest Health and its subsidiaries pursuant to the Sublease.

Competing Business: As defined in Section 12.3.

Condemnation: (i) The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by any of the Borrower Parties to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Consumer Price Index or CPI: All urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the Loan Term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

Credit Enhancements: All security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by any Borrower Party, if any, with respect to the Collateral, the Tenant Leases or the tenants or subtenants thereunder.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Default Rate: The current Base Interest plus Six Percent (6%) per annum.

Defaulted Facility: As defined in Section 13.2(a).

DHHS: The United States Department of Health and Human Services.

Dollar Amount: As defined in Section 8.2.

EBITDAR: Earnings, as determined in accordance with GAAP, before the deduction of interest, taxes, depreciation, amortization and rent.

Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement, dated of even date herewith, executed by the Lessee Affiliates, the Borrower Parties and the Guarantors, as the same may be modified, amended or restated from time to time.

Equity Constituents: With respect to any Person, as applicable, the members, general or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

Equity Interests: With respect to any Person, the voting power, ownership, or other equitable interests of such Person, including any interest represented by any capital stock, convertible or participating debt instruments, membership interest, partnership interest, or any similar interest therein.

Ernest Health: Ernest Health, Inc., a Delaware corporation.

Existing Subleases: As defined in Section 11(a).

Event of Default: As defined in Section 13.1.

Existing Management Company: As defined in the definition of “Management Company.”

Facility: Each of the Brownsville Facility, the Las Cruces Facility and the Prescott Valley Facility, sometimes collectively referred to as the “Facilities.”

Facility Borrower: As defined in the preamble to this Agreement.

Facility Instrument: A note (whether secured or unsecured), loan agreement, credit agreement, guaranty, security agreement, mortgage, deed of trust or other agreement pursuant to which a Facility Lender has provided financing to MPT in connection with the Real Property or any part thereof, or financing provided to the Borrower Parties, if such financing is provided by MPT or any Affiliate of MPT (other than the Borrower Parties), or in connection with a Capital Addition, and any and all renewals, replacements, modifications, supplements, consolidations, spreaders and extensions thereof.

Facility Lender: A holder of any Facility Instrument.

Fair Market Value: With respect to each Facility, the Fair Market Value of the portion of the Real Property relating to such Facility, including all Capital Additions with respect thereto, (a) as shall be determined in accordance with the appraisal procedures set forth in Article XV or in such other manner as shall be mutually acceptable to MPT and the Borrower Parties, and (b) which shall not take into account any reduction in value resulting from any damage, destruction or condemnation of any part of such portion of the Real Property or any indebtedness to which such portion of the Real Property is subject and which encumbrance the Borrower Parties or MPT is otherwise required to remove pursuant to any provision of this Agreement or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. With respect to each Facility, the positive or negative effect on the value of the portion of the Real Property relating thereto attributable to the interest rate, amortization schedule, maturity date, prepayment penalty, and other terms and conditions of any Encumbrance on such portion of the Real Property, which is not so required or agreed to be removed, shall be taken into account in determining such Fair Market Value.

Financial Statements: For any fiscal year or other accounting period for each Facility Borrower or Ernest Health, balance sheets, statements of operations and capital accounts, and of cash flows setting forth in comparative form the corresponding figures for the year-earlier fiscal period, all prepared in accordance with GAAP.

Financing Statements: All of the financing statements perfecting MPT’s security interests in the Collateral, as the same may be modified, amended or restated from time to time.

Fixtures: All equipment, machinery, fixtures, and other items of real property, including all components thereof, now and hereafter located in, on, or used in connection with, and that are in each case permanently affixed to or incorporated into the buildings and structures on, the Land, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

Force Majeure: As defined in Section 21.7.

Full Replacement Cost: As defined in Section 6.1(a) .

GAAP: Generally accepted accounting principles in the United States. All accounting terms used herein and not expressly and otherwise defined herein shall be construed in accordance with, and have the meanings ascribed or imputed to them under, GAAP.

Governing Documents: With respect to any Person, as applicable, such Person’s charter, articles or certificate of incorporation, formation or organization, bylaws or other documents or instruments which establish and/or set forth the rules, procedures and rights with respect to such Person’s governance, including, without limitation, any stockholders, limited liability company, operating or partnership agreement related to such Person, in each case as amended, restated, supplemented and/or modified and in effect as of the relevant date.

Governmental Body: Any United States federal, state or local, or any supra national or non U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self regulatory organization, court, tribunal or judicial or arbitral body, including the Securities and Exchange Commission.

Guarantors: Ernest Health, Ernest Health Holdings, LLC, the Lessee Affiliates, and all other Persons who may be guarantors under the Guaranties at any time during the Loan Term, but not including any Person who has ceased to be a guarantor under any Guaranty or any Person after such Person’s Guaranty has terminated.

Guaranties: Those certain Guaranties, dated of even date herewith, executed and delivered by the Guarantors in favor of MPT and certain Affiliates of MPT, as the same may be amended, modified and/or restated from time to time.

Hazardous Materials Law: Each federal, state, local and foreign law and regulation relating to pollution, protection, or preservation of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances, and the regulations, orders, and decrees now or hereafter promulgated thereunder, in each case as amended from time to time.

Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, radon gas, pollutants, effluents, contaminants, emissions or related materials, and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Laws.

Health Benefit Laws: Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, or payment for, or both the provision of and payment for, health benefits, health care or insurance coverage, including ERISA, COBRA, HIPAA, SCHIP, Medicare, Medicaid, CHAMPUS/TriCare, and laws relating to the regulation of workers compensation, utilization review, third party administrative services, case management, and coordination of benefits.

Health Compliance Laws: All applicable laws pertaining to billing, kickbacks, false claims, self-referral, claims processing, marketing, HIPAA security standards for the storage, maintenance, transmission, utilization and access to and privacy of patient information, and HIPAA and state standards for electronic transactions and data code sets, including, without limitation, the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback Statute (42 U.S.C. Section 1320a-7a(b)), the Stark Law, the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. Section 1347), Mail Fraud (18 U.S.C Section 1341), Wire Fraud (18 U.S.C. Section 1343), Theft or Embezzlement (18 U.S.C. Section 669), Fraud and False Statements (18

U.S.C. Section 1001), False Statements Relating to Health Care Matters (18 U.S.C. Section 1035), and any other applicable federal health care law or equivalent state statutes or any rule or regulation promulgated by a Governmental Body with respect to any of the foregoing, as any of the same may be amended, modified and/or restated from time to time.

Healthcare Laws: Health Benefit Laws, Health Compliance Laws and Information Privacy and Security Laws.

HIPAA: The Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

HWH Requirements: The requirements set forth in C.F.R. Title 42, Part 412, as applicable, and any state laws and regulations applicable to hospitals located in the same building or on the same campus as another hospital.

Impositions: Collectively, with respect to each Facility, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all Real Estate Taxes, all state and local sales and use taxes, single business, gross receipts, transaction privilege, rent or similar taxes, franchise (including but not limited to taxes based on capital, net worth or assets), license, business entity, annual report fees and other taxes imposed on any business entities, including limited partnerships, limited liability companies and other “pass through” entities, and any such taxes and statutory representation fees imposed on any MPT Party or their respective Affiliates (including each MPT Party’s parent organizations but excluding the Borrower Parties), sales and use taxes, all single business, gross receipts, transaction privilege, rent or similar taxes and assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted Exceptions (including, without limitation, all penalties, fines, damages, costs and expenses for any violation of or a default under any of the Permitted Exceptions)), all assessments for utilities, public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Loan Term), ground rents, water, wastewater, sewer, sanitary sewer or other rents and charges, excises, tax levies, fees (including, without limitation, impact, development, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the portion of the Real Property relating to such Facility, the Loan Obligations relating thereto (including all interest and penalties thereon due to any failure in payment by Borrower Parties), and all other fees, costs and expenses which at any time prior to, during or in respect of the Loan Term may be charged, assessed or imposed on or in respect of or be a lien upon (a) any MPT Party or such MPT Party’s lien or interest in the portion of the Real Property relating to such Facility, (b) such portion of the Real Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, such portion of the Real Property or the leasing or use of such portion of the Real Property or any part thereof. Notwithstanding any provision hereof to the contrary, nothing contained in this Agreement shall be construed to require the Borrower Parties to pay (1) any tax based on net income (whether denominated as a financial institutions or other tax) imposed on a MPT Party, or (2) any transfer tax of a MPT Party, or (3) any tax imposed with respect to the sale, exchange or other disposition by an MPT

Party of any portion of the Real Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Agreement, any principal or interest on any Encumbrance on any portion of the Real Property, except to the extent that any tax, assessment, tax levy or charge which the Borrower Parties are obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Loan Term is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.

Improvements: All buildings, structures, Fixtures and other improvements of every kind, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, Capital Additions financed by an MPT Party and all hereditaments, easements, rights of way and other appurtenances related thereto.

Information Privacy or Security Laws: The HIPAA Laws and any other laws concerning the privacy and/or security of Personal Information, including but not limited to the Gramm-Leach-Bliley Act, state data breach notification laws, state health information privacy laws, the Federal Trade Commission Act and state consumer protection laws.

Inspection Fee: As defined in Section 12.1(j).

Insurance Premiums: As defined in Section 3.4.

Insurance Requirements: All terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and such additional insurance which MPT may reasonably require.

IRF: An in-patient rehabilitation facility operated on the Real Property, or a portion thereof, licensed in the state of its location.

Joint Commission: As defined in Section 12.1(c)(ix).

Land: The parcels of land described on Exhibit A attached hereto and incorporated herein by reference, together with all hereditaments, easements, mineral rights, rights of way and other appurtenances related thereto, and any other parcel of land acquired or leased and made subject to this Agreement. With respect to each Facility, “Land” shall mean the portion of the Land relating to such Facility or any Capital Additions with respect thereto.

Las Cruces Facility: That certain MHC consisting of (i) a forty (40)-licensed bed IRF operated by the New Mexico Land Owner Borrower, and (ii) a twenty (20)-licensed bed LTCH operated by the New Mexico Tenant Borrower, located in Las Cruces, Dona Ana County, New Mexico.

Las Cruces Leasehold: All right, title and interest of the New Mexico Tenant Borrower, as tenant, under that certain Hospital Facility Land Lease dated as of July 1, 2007 between the New Mexico Tenant Borrower and the New Mexico Land Owner Borrower relating to the portion of the Real Property operated by the New Mexico Tenant Borrower, as the same may be modified, amended or restated from time to time.

Late Payment Penalty Rate: Shall mean on any date a rate equal to Five Percent (5%).

Law: Any federal, state or local statute, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Body or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

Legal Requirements: With respect to each Facility and the portion of the Real Property relating thereto, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the operation of the Business on the Real Property, and the Real Property and the Collateral, including, without limitation, the construction, use or alteration thereof (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973), whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Real Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any of the Borrower Parties, at any time in force affecting the Real Property.

Lessee Affiliates: Collectively, Northern Colorado Rehabilitation Hospital, Inc., a Colorado corporation; Southwest Idaho Advanced Care Hospital, Inc.; Northern Idaho Advanced Care Hospital, Inc.; Advanced Care Hospital of Montana, Inc.; New Braunfels Regional Rehabilitation Hospital, Inc.; and Utah Valley Specialty Hospital, Inc., each a Delaware corporation; Greenwood Regional Rehabilitation Hospital, LLC, a South Carolina limited liability company; Elkhorn Valley Rehabilitation Hospital, LLC; Advanced Care Hospital of Northern Colorado, LLC; and Rehabilitation Hospital of Mesquite, LLC, each a Delaware limited liability company; Mesquite Specialty Hospital, LP; and Laredo Specialty Hospital, LP, each a Delaware limited partnership.

Licenses: As defined in Section 7.2.

LLC Agreement: As defined in Section 21.11.

Loan: As defined in the recitals to this Agreement.

Loan Documents: Collectively, this Agreement, the Note, the Security Documents, the Guaranties, the Pledge Agreements, the Environmental Indemnity Agreement, and all the other documents, instruments, certificates and agreements executed by any Facility Borrower, any Guarantor, or their respective Affiliates, in connection with the Loan or otherwise to evidence or secure the Loan, as each of the foregoing documents and agreements may be modified, amended or restated from time to time.

Loan Obligations: All present and future debts, obligations and liabilities of the Borrower Parties and the Guarantors to MPT arising pursuant to or on account of the provisions of this Agreement, the Note, and all other Loan Documents, including, without limitation, the obligations and liabilities of the Borrower Parties (a) to pay the principal of and interest on the Note in accordance with the terms thereof, including any and all extensions, modifications, and renewals thereof and substitutions therefor; (b) to pay, repay or reimburse MPT for all amounts owing hereunder and/or under any of the other Loan Documents, including any reimbursement obligations; and (c) to perform their respective obligations under this Agreement and the other Loan Documents.

Loan Term: The period during which any of the Loan Obligations shall remain outstanding.

LTCH: A long-term acute care hospital facility operated on the Real Property, or a portion thereof, licensed in the state of its location.

Major Event of Default: The occurrence of (i) an Event of Default under clause (a), (i) or (j) of Section 13.1; (ii) an Event of Default by Ernest Health under clause (c) or (g) of Section 13.1; (iii) Events of Default under clauses (b) through (h) of Section 13.1 with respect to more than one (1) of the Facility Borrowers; or (iv) a “Major Event of Default” under and within the meaning of the Sublease. It is understood and agreed that a monetary default under the Acquisition Note or an Event of Default under Section 13.1(e) shall be deemed to be a default with respect to all Facility Lessees.

Management Agreement: Any contract or agreement for the management of the operations of a Facility.

Management Company: Any person, firm, corporation or other entity or individual who or which will manage the operations of a Facility, which as of the date hereof, the Parties acknowledge is Guiding Health Management Group, LLC, a Delaware limited liability company (the “Existing Management Company”).

Material Obligation: Any obligation of any of the Guarantors or any Facility Borrower which is in excess of                     and No/100 Dollars ($        ).

Maturity Date: As defined in the Note.

Medicaid: The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

Medicare IRF Certification: Certification that any Facility Borrower operating an IRF is or are qualified as an inpatient rehabilitation facility under 42 C.F.R. 412.23(b).

Medicare LTCH Certification: Certification that any Facility Borrower operating an LTCH is qualified as a long term care hospital under 42 C.F.R. 412.23(e), including, without limitation, that such Facility Borrower maintains the required average length of stay.

Merger Agreement: That certain Agreement and Plan of Merger dated January 31, 2012, by and among Ernest Health Holdings, LLC, Ernest Health Acquisition Sub, Inc., Ernest Health, FFC Partners II, L.P., FFC Executive Partners II, L.P., FFC Partners III, L.P., and FFC Executive Partners III, L.P., as the same may be amended, modified and/or restated from time to time.

MHC: A multi-hospital campus consisting of an IRF and an LTCH, operated on the Real Property, or a portion thereof, all licensed in the state of their location.

Mortgages: Collectively, (i) those three (3) Deeds of Trust, dated of even date herewith, executed by each Facility Borrower in favor of MPT, granting MPT a first priority lien on the Real Property owned by such Facility Borrower, including a first priority lien on the Las Cruces Leasehold, as any of the same may be modified, amended or restated from time to time.

MPT: As defined in the preamble to this Agreement.

MPT Lessor Affiliates: Collectively, MPT of Johnstown Hospital, LLC, MPT of Post Falls Hospital, LLC, MPT of Boise Hospital, LLC, MPT of Billings Hospital, LLC, MPT of Greenwood Hospital, LLC, MPT of Comal County Hospital, LLC, MPT of Mesquite Hospital, LLC, MPT of Laredo Hospital, LLC, MPT of Provo Hospital, LLC, and MPT of Casper Hospital, LLC, each a Delaware limited liability company.

MPT’s Notice Address: As defined in Section 6.4.

New Mexico Tenant Borrower: Advanced Care Hospital of Southern New Mexico, Inc., a Delaware corporation.

New Mexico Land Owner Borrower: Rehabilitation Hospital of Southern New Mexico, Inc., a Delaware corporation.

New Tenant Leases: As defined in Section 11.1(b).

Non-Competition Agreements: Those certain Non-Competition Agreements, dated of even date herewith, executed by Ernest Health, Ernest Health Holdings, LLC and the Existing Management Company, as the same may be amended, modified and/or restated from time to time.

Noncompete Period: As defined in Section 12.3(a).

Note: That certain Promissory Note, dated of even date herewith, in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00), made jointly and severally by the Borrower Parties in favor of MPT, as the same may be amended, modified, restated and/or supplemented from time to time.

OFAC List: The list of specially designated nationals and blocked persons subject to financial sanctions that is maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained and published by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

Operating Agreements: With respect to each Facility Borrower, means all agreements to which such Facility Borrower is a party with respect to the ownership, operation or management of the Business, including, without limitation, any and all service and maintenance contracts, employment contracts, management agreements, equipment leases, consulting agreements, laboratory servicing agreements, pharmaceutical contracts and physician, other clinician or other professional services provider contracts, as the same may from time to time be amended, restated, supplemented, renewed or modified.

Option: As defined in Section 14.1.

Option Closing Date: As defined in Section 14.4.

Option Notice: As defined in Section 14.1.

Option Period: As defined in Section 14.1.

Option Price: As defined in Section 14.1.

Option Property: As defined in Section 14.1.

Organizational Documents: As defined in Section 7.6.

Other Agreements: All other leases, loans, and agreements, including the Loan Documents other than this Agreement, entered into between MPT or any Affiliate of MPT (excluding the Borrower Parties and Ernest Health), on the one hand, and any of the Borrower Parties, the Guarantors, or any of their respective Affiliates (excluding MPT and MPT Affiliates other than Borrower Parties and Ernest Health), on the other hand, relating to the transactions contemplated under this Agreement, including, without limitation, and the Merger Agreement, the Real Estate Contract, the Acquisition Note, the Sublease, the Guaranties, the Non-Competition Agreements, and the Subordination Agreement, as any of the same may be modified, amended or restated from time to time.

Parties: Collectively, the Borrower Parties and MPT.

Partial Taking: As defined in Section 10.1(c).

Participation Agreements: With respect to each Facility Borrower, all third-party payor participation or reimbursement agreements, and provider numbers and provider agreements, to which such Facility Borrower is a party relating to rights to payment or reimbursement from, and claims against, private insurers, managed care plans, employee assistance programs, Blue Cross and/or Blue Shield, governmental authorities, Medicare, Medicaid and TRICARE, and other third-party payors, as the same may from time to time be amended, restated, extended, supplemented or modified, together with all rights, privileges and entitlements thereunder.

Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as the same may be amended, modified or restated from time to time.

Permitted Exceptions: As defined in Article V.

Person: An individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a Governmental Body or another entity or group.

Personal Property: With respect to each Facility Borrower, the “Collateral” as defined in Section 2(a) of the Security Agreement.

Pledge Agreements: Collectively, (a) that certain Pledge Agreement, dated of even date herewith, executed by Ernest Health Holdings, LLC in favor of MPT, the MPT Lessor Affiliates and MPT Aztec Opco, LLC, (b) that certain Pledge Agreement, dated of even date herewith, executed by Ernest Health, Inc. in favor of MPT, the MPT Lessor Affiliates and MPT Aztec Opco, LLC, and (c) that certain Pledge Agreement, dated of even date herewith, executed by the Existing Management Company in favor of MPT, the MPT Lessor Affiliates and MPT Aztec Opco, LLC, as any of the same may be modified, amended or restated from time to time.

Prescott Valley Facility: That certain forty (40)-licensed bed IRF located in Prescott Valley, Yavapai County, Arizona.

Primary Intended Use: As defined in Section 4.2.

Purchaser: As defined in Section 14.1.

RCRA: As defined in the definition of “Hazardous Materials Laws.”

Real Estate Contract: That certain Real Property Asset Purchase Agreement dated January 31, 2012, by and among Ernest Health, Lessee, Borrowers, MPT Real Estate Owner, Lessor, Lenders, FFC Partners II, L.P., FFC Executive Partners II, L.P., FFC Partners III, L.P., and FFC Executive Partners III, L.P., as the same may be amended, modified and/or restated from time to time.

Real Estate Taxes: All taxes due and payable as a result of a Party’s interest in the Real Property.

Real Property: The Land and the Improvements.

Reserve: As defined in Section 8.2.

RFFE Loans: As defined in Article XVII.

SARA: As defined in the definition of “Hazardous Materials Laws.”

Security Agreement: That certain Security Agreement, dated of even date herewith, by and among the Borrower Parties, the Lessee Affiliates and Ernest Health, in favor of MPT, the MPT Lessor Affiliates and MPT Aztec Opco, LLC, as the same may be amended, modified, restated and/or supplemented from time to time.

Security Documents: Collectively, the Mortgages, the Security Agreement, the Pledge Agreements, the Guaranties, the Environmental Indemnity Agreement, the Assignments of Rents and Leases, the Subordination Agreement and the Financing Statements, as each of the foregoing instruments and agreements may be modified, amended or restated from time to time.

Single Purpose Entity: With respect to each Facility, an entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Real Property relating to such Facility and conducting the operation of the Business thereon, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing of all or any portion of the Real Property relating to such Facility and the operation of the Business thereon, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest in the Real Property and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by this Agreement or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, other than as contemplated by this Agreement approved by MPT in writing, (vi) has its own separate books, records, accounts, financial statements and tax returns, (vii) holds itself out as being a company separate and apart from any other entity, and (viii) maintains all entity formalities independent of any other entity.

Special Option: As defined in Section 14.1(b).

Special Option Notice: As defined in Section 14.1(b).

Special Option Period: As defined in Section 14.1(b).

Special Option Price: As defined in Section 14.1(b).

State Regulatory Authorities: As applicable to each Facility, the state licensing and certification agencies, together with all applicable statutes and regulations, related to healthcare facilities in each respective state.

Sublease: That certain Lease Agreement, dated of even date herewith, by and among the Lessee Affiliates and the MPT Lessor Affiliates, whereby the MPT Lessor Affiliates are subleasing to the Lessee Affiliates certain real property consisting of ten (10) parcels of land, the improvements now or hereafter located thereon (including any improvements consisting of hospital facilities), all as more particularly described therein, as the same may be modified, amended or restated from time to time.

Subordination Agreement: As defined in Section 12.2.

Taking: With a taking or voluntary conveyance during the Loan Term of all or part of the Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Collateral.

Tenant: The Borrower Parties, tenants or subtenants under the Tenant Leases, if any.

Tenant Leases: All leases, subleases, pharmacy leases and other rental agreements (written or verbal, now or hereafter in effect), if any, including any Existing Subleases as described in Section 11.1(a), pursuant to which any Facility Borrower has granted or will grant a possessory interest in and to any space in or any part of the Real Property, or that otherwise have rights with regard to any parties of the Real Property, and all Credit Enhancements, if any, held in connection therewith.

Terminated Facility: As defined in Section 13.2(f).

Total Debt: All indebtedness which, in accordance with GAAP, will be included in determining total liabilities of the applicable Person, as shown on the liability side of a balance sheet, including any such indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Total Taking: As defined in Section 10.1(b).

Unsuitable for Its Use or Unsuitable for Its Primary Intended Use: As used anywhere in this Agreement, the terms “Unsuitable for Its Use” or “Unsuitable for Its Primary Intended Use” shall mean that, with respect to the portion of the Collateral relating to any Facility, by reason of damage or destruction, or a partial Taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account all relevant factors (including, without limitation, anticipated repairs and/or restorations), and the effect of such damage or destruction or partial Taking.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended from time to time.

Section 1.2 Interpretation; Terms Generally. The definitions set forth in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein”, “hereof” and “hereunder” and words of similar import shall be deemed to refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections,

Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a “day” or number of “days” that does not refer explicitly to a “Business Day” or “Business Days” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

ARTICLE II

THE LOAN

Section 2.1. The Loan. Contemporaneously herewith, MPT has loaned and advanced to the Borrower Parties, who are responsible for the Loan Obligations on a joint and several basis, the principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) and, at the instruction of Borrower Parties, such proceeds have been distributed among the Borrowing Parties as set forth on Schedule 2.1.

Section 2.2. The Note. In addition to being subject to all the terms and conditions of this Agreement, the Loan is evidenced by, and shall bear interest, be repaid and be subject to such other terms and conditions as are set forth in, the Note. All payments due under the Note and under this Agreement shall be sent to MPT utilizing the ACH Network. The Borrower Parties shall take all necessary steps and bear any and all costs associated with utilizing the ACH Network to timely deliver payments to MPT. All payments made through the ACH Network remain payments as required under the Note and this Agreement and, as such, are subject to all terms and conditions of the Note and this Agreement, including, but not limited to, the default provisions thereof and hereof.

Section 2.3. Credit Enhancement. The Loan Obligations are fully guaranteed by the Guaranties and secured pursuant to the Security Documents.

ARTICLE III

ADDITIONAL CHARGES AND IMPOSITIONS

Section 3.1. Additional Charges.

(a) In addition to the payments owed on the Note, each of the Borrower Parties shall also pay and discharge as and when due and payable (or, in the case of Impositions, prior to delinquency) (i) all other amounts, liabilities, obligations and Impositions which such Borrower Party assumes or agrees to pay under the Loan Documents, and all other amounts, liabilities, obligations and Impositions for which the Borrower Parties are responsible related to the ownership, use, possession and operation of the Collateral or the Business, including, without limitation, all costs of owning and operating the Facilities, all Real Estate Taxes, insurance premiums, maintenance and capital improvements, all licensure violations, violations of and defaults under any of the Permitted Exceptions, and civil monetary penalties and fines, and (ii) in the event of any failure on the part of the Borrower Parties to pay any of those items referred to in clause (i) above, the Borrower Parties, jointly and severally, will also promptly pay and reimburse MPT for all such amounts paid by MPT and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the “Additional Charges”), and MPT shall have all legal, equitable and contractual rights, powers and remedies provided in the Loan Documents, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the other Loan Obligations. If any installment of Additional Charges shall not be paid within five (5) Business Days after the date required to be paid hereunder (subject to any applicable notice and cure period pursuant to Section 13.1(a)), the Borrower Parties, jointly and severally, will pay to MPT on demand, as Additional Charges, a late charge computed at the Default Rate and a late payment penalty computed at the Late Payment Penalty Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that the Borrower Parties pay any Additional Charges to MPT pursuant to any requirement of the Loan Documents, the Borrower Parties shall be relieved of their obligation to pay such Additional Charges to the Person to which they would otherwise be due.

(b) If any provision of any Facility Instrument requires payment into escrow or making of deposits to be made with such Facility Lender relating to any part of the Additional Charges (including, without limitation, the Impositions, Real Estate Taxes and/or some or all Insurance Premiums), then the Borrower Parties shall either pay to MPT such required Additional Charges and MPT shall transfer such amounts to such Facility Lender or, pursuant to written direction by MPT, the Borrower Parties shall pay such Additional Charges directly to such Facility Lender. Additionally, at MPT’s option during the Loan Term, MPT may require the Borrower Parties to pay into escrow or make deposits to MPT relating to any part of the Additional Charges (including, without limitation, the Impositions, Real Estate Taxes and/or some or all Insurance Premiums), which deposits or installments shall be payable after delivery of at least thirty (30) days’ prior written notice to the Borrower Parties (unless an Event of Default shall occur or be continuing, in which event, such deposits shall be payable to MPT upon demand). Upon such request, the Borrower Parties shall pay to MPT (or directly to a Facility Lender, if requested by MPT), such amounts as and when required by MPT (or the Facility Lender). Any such part of the Additional Charges paid into escrow or deposits in accordance herewith shall not bear interest, may be commingled with MPT’s (or Facility Lender’s) books and accounts and, upon an Event of Default hereunder, may be applied by MPT (or Facility Lender) to all sums owed by the Borrower Parties to MPT and any of its respective Affiliates (or to sums owed to Facility Lender or otherwise owed by the Borrower Parties); provided, however, that, if MPT collects any deposits for Additional Charges in accordance with this Section 3.1, (i) MPT shall use such deposited amounts to pay, or cause such deposited amounts to be used to pay, such Additional Charges prior to delinquency, and (ii) MPT shall refund to the Borrower Parties, on an annual basis, any such remaining amounts collected in excess of the amounts ultimately required to pay the applicable Additional Charges.

Section 3.2. Payment of Impositions. Subject to Article V relating to permitted contests, the Borrower Parties, jointly and severally, will pay, or cause to be paid, all Impositions prior to delinquency and before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or assessing authorities (except in the case of escrows and deposits required to be paid to MPT as provided in this Agreement), and the Borrower Parties will promptly, upon request, furnish to MPT copies of official receipts or other satisfactory proof evidencing such payments. The Borrower Parties’ obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien (other than inchoate liens) upon the Collateral or any part thereof. If any such Imposition may lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Borrower Parties may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Loan Term (subject to the Borrower Parties’ right of contest pursuant to Article V. The Borrower Parties, at their sole, joint and several expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Governmental Entities. If any refund shall be due from any taxing authority in respect of any Imposition paid by the Borrower Parties, the same shall be paid over to or retained by the Borrower Parties if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by MPT due to an Event of Default shall be applied as provided in Section 13.5. MPT and the Borrower Parties shall, upon request of the other, provide such data as is maintained by the parties to whom the request is made with respect to the Collateral as may be necessary to prepare any required returns and reports. After obtaining written approval from MPT, which approval shall not be unreasonable withheld, the Borrower Parties may, at the Borrower Parties’ sole cost and expense, protest, appeal, or institute such other proceedings as the Borrower Parties may deem appropriate to effect a reduction of real estate or personal property assessments and MPT, at the Borrower Parties’ expense as aforesaid, shall fully cooperate with the Borrower Parties in such protest, appeal, or other action.

Section 3.3. Utility Charges. The Borrower Parties will contract for, in their respective names, and will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in connection with the Collateral during the Loan Term, including, without limitation, all impact and tap fees necessary for the operation of the Facilities.

Section 3.4. Insurance Premiums. The Borrower Parties shall contract for, in their own name, and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article VI during the Loan Term (the “Insurance Premiums”); provided, however, if required by MPT pursuant to Section 3.1, all or a portion of the Insurance Premiums shall be paid as required under Section 3.1.

ARTICLE IV

GENERAL COVENANTS

During the Loan Term, the Borrower Parties shall observe the following covenants:

Section 4.1. Borrower Parties’ Personal Property. The Borrower Parties, at their expense, shall install, affix, assemble and place on the Real Property the Borrower Parties’ Personal

Property, which Borrower Parties’ Personal Property shall be subject to any security interests and liens as provided in Section 13.8. Except for inventory or for removal because of damage, obsolescence, upgrade or replacement, the Borrower Parties shall not, without the prior written consent of MPT (such consent not to be unreasonably withheld, conditioned or delayed provided that no Major Event of Default then exists hereunder), remove any of the Borrower Parties’ Personal Property from the Real Property. The Borrower Parties shall provide and maintain during the Loan Term all such Borrower Parties’ Personal Property as shall be necessary to operate each Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements, and otherwise in accordance with customary practice in the industry for the Primary Intended Use. Following the expiration or earlier termination of this Agreement respect to the portion of the Real Property relating to any one or more of the Facilities and subject to MPT’s option to purchase such Borrower Parties Personal Property as provided in Section 14.2, the Borrower Parties agree that all of the Borrower Parties’ Personal Property relating to such portion of the Real Property (for which MPT has authorized removal as provided above) not removed by the Borrower Parties within seven (7) Business Days (subject to extension upon approval of MPT, which approval shall not be unreasonably withheld, conditioned or delayed) following the expiration or earlier termination of this Agreement with respect thereto shall be considered abandoned by Borrower Parties and may be appropriated, sold, destroyed or otherwise disposed of by MPT (at Borrower Parties’ cost) with prior written notice thereof to the Borrower Parties, without any payment to Borrower Parties and without any obligation to the Borrower Parties to account therefor. Borrower Parties will, at its expense, restore the Real Property and repair all damage to the Real Property caused by the installation or removal of the Borrower Parties’ Personal Property, whether affected by the Borrower Parties, MPT, any of the Borrower Parties lender, or any Facility Lender.

Section 4.2. Primary Intended Use. Throughout the Loan Term, the Borrower Parties shall utilize the Real Property to operate the Facilities as follows:

(a) The Brownsville Facility shall be operated as a forty (40)-licensed bed IRF, and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

(b) The Las Cruces Facility shall be operated as a MHC with forty (40)-licensed beds as an IRF and twenty (20)-licensed beds as an LTCH, and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses; and

(c) The Prescott Valley Facility shall be operated as a forty (40)-licensed bed IRF, and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses;

and in each case subject to all covenants, restrictions, easements and all other matters of record (including those set forth in the Permitted Exceptions) relating to the applicable Facility (the “Primary Intended Use”). The Borrower Parties shall comply with all Legal Requirements (including, as applicable, the HWH Requirements) and shall maintain all Licenses, including, but not limited to, Medicare and/or Medicaid certifications (including, as applicable, its Medicare

IRF Certification or Medicare LTCH Certification), provider numbers and agreements, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the applicable Facility consistent with the Primary Intended Use.

Section 4.3. No Changes. Except as expressly authorized herein, the Borrower Parties shall not use any of the Real Property for any use other than the Primary Intended Use, without the prior written consent of MPT, not to be unreasonably withheld, conditioned or delayed.

Section 4.4. No Interference with Insurance. No use shall be made or permitted to be made of any portion of the Real Property and no acts shall be done which will cause the cancellation of any insurance policy covering any portion of the Real Property or any part thereof, nor shall the Borrower Parties sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any portion of the Real Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. The Borrower Parties shall, at their sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Real Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Real Property and the Personal Property.

Section 4.5. Waste; Nuisance. The Borrower Parties shall not commit or suffer to be committed any waste on any portion of the Real Property, or in any Facility, nor shall the Borrower Parties cause or permit any nuisance thereon.

Section 4.6. Maintenance of Security Interests. The Borrower Parties shall neither suffer nor permit the Collateral (including, without limitation, the Real Property) or any portion thereof, including any Capital Addition whether or not financed by MPT, or the Personal Property, to be used in such a manner as (i) might reasonably tend to impair MPT’s (or the Borrower Parties’, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Collateral (including, without limitation, the Real Property) or any portion thereof.

Section 4.7. Publicity Signs. During the Loan Term, MPT and its Affiliates shall have the right and option to erect a sign on each parcel of the Real Property stating that such parcel is financed by MPT. Such sign shall be in a size, and shall be erected in a location acceptable to MPT and approved by the Borrower Parties, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 4.8. No Conveyance of Real Property. The Borrower Parties shall not directly or indirectly encumber (by lien, junior mortgage, or otherwise), pledge, convey, sell, transfer or assign any or all of their respective interests in any portion of the Real Property.

ARTICLE V

LIENS

Subject to the provisions of Article XVIII relating to permitted contests, Borrower Parties will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Real Property or any attachment, levy, claim or encumbrance in respect of the Loan Obligations, any amounts held in the Reserve, or any funds or amounts that are or will be provided by MPT or its Affiliates to Borrower Parties at any time during the Loan Term in accordance with this Agreement; excluding, however, (a) the Mortgages; (b) the matters, if any, set forth in Exhibit B (the “Permitted Exceptions”); (c) restrictions, liens and other encumbrances which are consented to in writing by MPT; (d) liens for those taxes of MPT which Borrower Parties is not required to pay hereunder; (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XVIII; and (f) the Encumbrances which are permitted in accordance with Section 8.3(b). Unless otherwise expressly provided herein, the Borrower Parties shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Borrower Parties’ rights and interests in this Agreement, any portion of the Real Property or Borrower Parties’ Personal Property during the Loan Term, except as provided in Section 13.9 of this Agreement.

ARTICLE VI

INSURANCE

Section 6.1. Insurance Covenants.

(a) During the Loan Term, Borrower Parties shall at all times keep the Real Property and all Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, and subject to the provisions of Section 6.1(b) below, Borrower Parties shall obtain and maintain in effect throughout the Loan Term with respect to each Facility the kinds and amounts of insurance deemed necessary by MPT and as described below. This insurance shall be written by insurance companies (i) acceptable to MPT, (ii) that are rated at least an “A-VIII” or better by Best’s Insurance Guide, and (iii) unless otherwise approved by MPT, authorized, licensed and qualified to do insurance business in the state in which the Real Property is located. The aggregate amount of coverage by a single company must not exceed Five Percent (5%) of the insurance company’s policyholders’ surplus. Borrower Parties will pay or cause to be paid all Insurance Premiums for the insurance coverage required to be maintained pursuant to this Article VI during the Loan Term. The commercial property, rental value and business interruption policies shall name MPT (and any other entity that MPT may deem necessary) as additional insureds and loss payees as respects coverage afforded the Real Property under standard Insurance Services Offices (ISO) commercial property insurance endorsements CP1219 and CP1503, or manuscript equivalents, and as additional insureds and loss payees under boiler and machinery and any other property insurance policy. Except as provided below with respect to commercial general liability, professional liability and excess or umbrella liability policies, all other coverage policies shall name MPT (and any other entity that MPT may deem necessary) as additional insureds as respects liability arising from Borrower Parties’ use, occupancy or maintenance of the Real Property. The commercial general liability, professional liability and the excess or umbrella liability policies shall name MPT (and any other entity that MPT may deem necessary) as named insureds. All property, business interruption and boiler and machinery losses shall be payable to MPT and/or Borrower Parties as provided in Article IX. Each insurance policy required hereunder must, unless otherwise expressly provided herein (i) provide primary insurance without right of contribution from any other insurance carried by MPT, (ii) contain express permission for Borrower Parties to enter into a waiver of subrogation rights in favor of MPT, or any right of setoff or counterclaim against any insured party thereunder including MPT, (iii) permit MPT to pay premiums at MPT’s discretion, and (iv) as respects any third party liability claim brought against MPT, obligate the insurer to defend MPT as a named insured thereunder. In addition, the property, business interruption and boiler and machinery policies shall name as an additional insured all Facility Lenders, if any, by way of a standard or other acceptable form of mortgagee’s loss payable endorsement. Any loss adjustment shall require the written consent of MPT and each affected Facility Lender. Evidence or verification (as defined in Section 6.4 below) of insurance and/or Impositions shall be deposited with MPT and, if requested, with any Facility Lender. If insurance premiums are required to be deposited or escrowed in accordance with Section 3.1, then Borrower Parties shall or deposit the amount of such insurance premiums in accordance with Section 3.1. With respect to each Facility, the policies required hereunder relating to Borrower Parties, the portion of the Real Property relating thereto, including the Improvements and the Personal Property relating to such Facility, shall insure against the following risks:

(i) Commercial Property insurance written on a broad “all risk” or “special perils” policy form covering physical loss or damage to such portion of the Real Property including building and improvements and betterments. Insured perils shall include, but not be limited to, fire, lightning, windstorm, water damage from plumbing systems or back-up of drains, back-up of sewers, hail, aircraft, riot, vehicle collision, explosion, smoke, vandalism, malicious mischief, flood, earth movement (including earthquake), theft, collapse, terrorism (only if such portion of the Real Property located inside metropolitan city limits with population exceeding 5,000,000), equipment breakdown, boiler and machinery, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement, and other forms of broadened risk unless otherwise approved in writing by MPT. Unless otherwise provided such coverage shall be in an amount equal to the full replacement cost (as herein defined) value basis to the extent of the full insurable replacement value of such portion of the Real Property to be determined by MPT. The policy shall include coverage for subsidence. The policy exclusion applicable to faulty or defective design, workmanship or materials shall not apply to resultant damage to otherwise sound property. The policy must provide a sublimit of at least One Hundred Thousand and No/100 Dollars ($100,000.00) to cover reasonable expenses incurred by the insured or loss payee for professional services necessary to measure, quantify or determine the amount of any loss covered by this subparagraph (i), such as appraisers, auditors, accountants, architects, and engineers (such expenses shall not include the insured’s or loss payee’s own employees or public adjusters). Unless otherwise provided hereunder, all policy deductibles shall be borne in full by Borrower Parties and must not exceed, per occurrence, an amount in excess of Three Percent (3%), of the insurable value of such portion of the Real Property as determined by MPT. Further, in the event of a loss, Borrower Parties shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer. Borrower Parties further agrees that it will notify MPT of any loss in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or greater and that no claim at or in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) shall be settled without the prior written consent of MPT, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii) Flood and earthquake insurance shall be required at a minimum amount equal to Twenty Percent (20%) of the Full Replacement Cost, but not to exceed a coverage amount of Ten Million and No/100 Dollars ($10,000,000.00) unless such portion of the Real Property is located in a flood plain or earthquake zone in which event higher coverages may be required by MPT in its reasonable discretion. The deductible for any such insurance shall not exceed Three Percent (3%) of the insured values.

(iii) Rental Value insurance using standard ISO endorsement CP 1503, or its equivalent, as respects rental value coverage on such portion of the Real Property. Such endorsement shall require property insurer to send notice of cancellation or non-renewal to MPT per Section 6.4.

(iv) Business interruption insurance covering lost earnings and continuing expenses, less rents due MPT to the extent covered under subparagraph (iii) above, in an amount sufficient to cover not less than the aggregate amount of Borrower Parties’ earnings during (1) the actual time required to rebuild such portion of the Real Property following loss or damage, or (2) twelve (12) months, whichever is longer, plus an additional extended period of indemnity of not less than ninety (90) days shall be provided. Coverage shall be written on an “actual loss sustained” form, for the same perils and other events as described in subparagraph (v) below.

(v) Commercial General Liability in a primary amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, bodily injury for injury or death of any one person and for Property Damage for damage to or loss of the property of others, subject to a Two Million and No/100 Dollars ($2,000,000.00) annual aggregate policy limit applicable separately to such portion of the Real Property for all bodily injury and property damage claims, occurring on or about such portion of the Real Property or in any way related to such portion of the Real Property, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on such portion of the Real Property otherwise related to such portion of the Real Property. All allocated loss adjustment expenses, including defense costs, shall be in addition to the policy limits required above. Such policy shall include coverages found on the ISO Commercial General Liability Policy form CG 0001, occurrence policy form, current edition, with deductible amounts acceptable to MPT. Borrower Parties shall be responsible for funding all deductibles and retentions, including those which may be applicable to MPT as an additional insured thereunder.

(vi) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and No/100 Dollars ($1,000,000.00) per occurrence for bodily injury and property damage. All allocated loss adjustment expenses, including defense costs, shall be in addition to the policy limits required above.

(vii) Umbrella liability insurance in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) for each occurrence and aggregate combined single limit for all liability. The umbrella shall follow form with the primary commercial general liability with respect to providing primary and non-contributory coverage to MPT as an additional insured when required by written contract or agreement. The umbrella liability policy shall name in its underlying schedule the policies of commercial general liability, automobile/vehicle liability, professional liability and employer’s liability under the workers compensation policy. In the event that MPT, in its reasonable determination, shall conclude that the required amount of umbrella/excess liability coverage is inadequate, whether as a result of claims made against such coverage, the addition of new parcels of property to the Real Property hereunder or otherwise, within thirty (30) days after request from MPT, Borrower Parties shall increase the amount of such umbrella/excess coverage to [                    Million Dollars ($        )].

(viii) Professional liability insurance for Borrower Parties and all employed professionals (including any physicians) with respect to each Facility of in an amount not less than One Million and No/100 Dollars ($1,000,000.00) per individual claim and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate. All contractors, agents and other persons (including physicians) who perform professional services for Borrower Parties shall meet such required minimum insurance requirements of One Million and No/100 Dollars ($1,000,000.00) per individual claim and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate.

(ix) Employee Dishonesty coverage covering all employees with a limit of insurance, with respect to each Facility, of not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per claim.

The term “Full Replacement Cost” as used herein, shall mean the actual replacement cost thereof from time to time (not to be less than One Hundred Million Dollars ($100,000,000.00) in the aggregate for the Facilities, with a per Facility Full Replacement Cost as set forth on Schedule 2.1), including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either MPT or Borrower Parties believes that the Full Replacement Cost has increased or decreased at any time during the Loan Term, it shall have the right to have such Full Replacement Cost re-determined by an impartial third party, hereinafter referred to as the “Impartial Appraiser.” If the MPT and Borrower Parties are unable to agree on the selection of an Impartial Appraiser, each party shall select one appraiser, and the two appraisers so selected shall jointly select the Impartial Appraiser. The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party. The determination of such Impartial Appraiser shall be final and binding on the parties, and Borrower Parties shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 6.1, as the case may be, to the amount so determined by the Impartial Appraiser. Borrower Parties shall pay the fee, if any, of the Impartial Appraiser.

(b) At MPT’s option, and provided that the costs of such coverages collectively do not exceed the costs of such insurance to be obtained by Borrower Parties, MPT may obtain the insurance coverages as required herein in its own name and, in such event, Borrower Parties shall reimburse MPT for the costs of such coverages, including any required deductibles or retention payments, immediately upon request by MPT. If any reimbursement of such insurance costs shall not be paid within five (5) days after demand from MPT (subject to any applicable notice and cure period pursuant to Section 13.1(a)), Borrower Parties, in addition to all other obligations hereunder, will pay MPT, as Additional Charges, a late charge computed at the Overdue Rate and a late payment penalty computed at the Late Payment Penalty Rate on such amount, from the due date of such payment until MPT’s receipt thereof. Notwithstanding the foregoing, if required by MPT pursuant to Section 6.4, all or a portion of the Insurance Premiums shall be paid as required under Section 3.1.

Section 6.2. Additional Insurance. In addition to the insurance described above, with respect to each Facility, Borrower Parties shall maintain such additional insurance, including, without limitation, adequate loss of rents insurance with respect to casualty or condemnation events to the extent the coverages set forth in Sections 6(a)(iii) and 6(a)(iv) are not adequate, as may be reasonably required from time to time by any Facility Lender, and shall further at all times maintain adequate worker’s compensation insurance coverage for all persons employed by Borrower Parties or their Affiliate on the portion of the Real Property relating to such Facility, to the extent required by all applicable local, state and federal laws. Notwithstanding anything contained herein to the contrary, MPT shall not be prohibited from purchasing and maintaining such additional insurance as it may determine, in its sole discretion, to be necessary to protect its interest in all or any portion of the Real Property

Section 6.3. Waiver of Subrogation. Borrower Parties hereby waive any and all rights of recovery against MPT, its officers, agents and employees, for all injury, loss of or damage to persons or property, howsoever caused, including loss of use, to the extent such injury, loss or damage is covered or should be covered by required insurance or any other insurance maintained by Borrower Parties, including sums within deductibles, retentions or self-insurance applicable thereto. This waiver applies to all first party property, business interruption, equipment, vehicle and workers compensation claims (unless prohibited under applicable state statutes), as well as third party liability claims. This waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this agreement with respect to loss of, or damage to, property of the parties hereto. In as much as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation to an insurance company, Borrower Parties agrees immediately to give to each insurance company providing coverage under this Agreement, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. Borrower Parties shall indemnify MPT against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver from the insurer, if required

Section 6.4. Form of Insurance. All of the policies of insurance referred to herein shall be written in form satisfactory to MPT and by insurance companies satisfactory to MPT. Borrower Parties shall pay all of the premiums therefor (except as otherwise provided herein), and shall deliver “verification” of insurance to MPT as set forth below. All binders and policies delivered to MPT as required in this Section 6.4 shall also include a statement of insured values or locations for all properties under such blanket policies that share coverage limits. Verification of insurance as used herein is defined as follows:

(a) Contemporaneously herewith and thereafter, at least ten (10) Business Days prior to any insurance policy expiration date, Borrower Parties shall provide verification of required insurance coverage for the following year which shall include the following:

(i) an ACORD 75 insurance binder, or similar type of insurance binder acceptable to MPT, for each policy providing evidence of insurance coverage of the types and in the amounts required hereunder and naming MPT (and any other entity that MPT may deem necessary) as additional insureds and loss payees with respect to property, rental value and business interruption insurance, naming MPT (and any other entity that MPT may deem necessary) as named insureds with respect to commercial general liability, professional liability and excess or umbrella insurance, and naming MPT (and any other entity that MPT may deem necessary) as additional insureds with respect to all other required policies, together with a sample or pro forma of each policy (if required by MPT), together with written confirmation of each insurer’s obligation to provide notice of cancellation or non-renewal of each;

(ii) a copy of property statement of values if Borrower Parties maintain blanket insurance covering facilities other than the Real Property; and

(iii) a summary of insurance program showing significant coverage limits, sublimits, deductibles and retentions.

(b) Thereafter, no later than the date that is forty-five (45) days after the date hereof and any such insurance policy expiration date, Borrower Parties shall provide further verification of insurance, which verification shall include (i) true and certified copies of the required insurance policies including blanket or specific endorsements reflecting the appropriate status of MPT (and any other entities that MPT deems necessary) as additional insureds, loss payees and/or named insureds, as the case may be, and providing notice of cancellation or non-renewal under the required insurance; and (ii) a copy of the property statement of values if Borrower Parties maintains blanket insurance covering facilities other than the Real Property.

(c) In the event Borrower Parties do not provide timely or proper verification, or does not maintain the insurance required hereunder or pay the premiums as required hereunder, MPT shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to MPT as provided in this Agreement, and failure to adhere to those repayment provisions shall constitute an Event of Default within the meaning of Section 13.1(a). Borrower Parties acknowledge and agree that any insurance policies, endorsements and/or binders or certificates that provide that the insurer will “endeavor to” give notice before same may be altered, allowed to expire, or canceled will not be acceptable to MPT. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Borrower Parties hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until MPT has received not less than thirty (30) days’ prior written notice at MPT’s notice address as specified in this Agreement (the “MPT’s Notice Address”), with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days’ prior written notice to MPT at MPT’s Notice Address, with a simultaneous copy to (A) MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (B) McGriff, Seibels & Williams, Inc., Attention: John F. Carter, 2211 7th Avenue South, Birmingham, Alabama 35233.

Section 6.5. Increase in Limits. In the event that MPT shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section 6.5. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Instruments.

Section 6.6. Blanket Policy. Notwithstanding anything to the contrary contained in this Article VI, Borrower Parties’ obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Borrower Parties provided that:

(a) Any such blanket policy or policies are acceptable to and have been approved by MPT, which approval shall not be unreasonably withheld;

(b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of MPT, which consent shall not be unreasonably withheld, conditioned or delayed; and

(c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article VI (including the requirement of thirty (30) days’ written notice before the expiration or cancellation of such policies as required by Section 6.4) and shall provide for deductibles in amounts acceptable to MPT. Any aggregate policy limits within such blanket insurance policies shall apply separately to the Real Property of each Facility

Section 6.7. No Separate Insurance. Borrower Parties shall not, on Borrower Parties’ own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article VI to be furnished by, or which may reasonably be required to be furnished by, Borrower Parties, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases MPT and all Facility Lenders, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Agreement. Borrower Parties shall immediately notify MPT of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

ARTICLE VII

LEGAL COMPLIANCE

Section 7.1. Compliance with Legal and Insurance Requirements. Subject to Article XVIII relating to permitted contests, the Borrower Parties, at their expense, (a) shall comply with all Legal Requirements and Insurance Requirements applicable to the Borrower Parties and the use, operation, maintenance, repair and restoration of the Facilities and the Real Property, whether or not compliance therewith shall require structural change in any of the Improvements or interfere with the use and enjoyment of the Real Property; (b) shall not use the Real Property and the Personal Property for any unlawful purpose; (c) shall procure, maintain and comply with all Licenses and other governmental approvals and authorizations required for any use of the Real Property and the Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Real Property or any part thereof, including, without limitation, any Capital Additions; and (d) shall use its commercially reasonable efforts to cause all Tenants to acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals, as well as all personal property needed to operate any portion of the Real Property to them for the Primary Intended Uses and any other uses conducted on the Real Property as may be permitted from time to time hereunder, it being acknowledged by MPT that any failure by the a Tenant under this clause (d) shall not cause (or be deemed to cause) a breach by the Borrower Parties of this Section 7.1 unless the Borrower Parties have so failed to use commercially reasonable efforts. The Borrower Parties’ use of the Real Property, the use of all of the Borrower Parties’ Personal Property used in connection with the Real Property, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements. Upon MPT’s request, the Borrower Parties shall deliver to MPT copies of all such Licenses and other approvals and authorizations. The Borrower Parties shall indemnify and defend, at Borrower Parties’ sole cost and expense, and hold MPT and its successors and assigns harmless from and against and agrees to reimburse MPT and its successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by MPT, and its successors and assigns, at any time and from time to time by reason or arising out of any breach by the Borrower Parties of any of the provisions of this Article VII or any breach or violation of any Legal Requirements.

Section 7.2. Maintenance of Licenses.

(a) With respect to each Facility, each Facility Borrower (a) shall maintain at all times during the Loan Term, the Operating Agreements, Participation Agreements and all applicable federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and contracts, including provider numbers and provider agreements with governmental or quasi-governmental entities and other third parties, which may be necessary for the operation of the Facility operated by such Facility Borrower for the Primary Intended Use, or required for certification and participation under Medicare and Medicaid legislation and regulations, the provider programs of the State Regulatory Authorities, the DHHS, and the CMS, and/or state or federal Title XVIII and/or Title XIX provider programs applicable for each such Facility (collectively, the “Licenses”); (b) shall remain in compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility operated by such Facility Borrower, including, without limitation, HIPAA and the State Regulatory Authorities, as applicable for each such Facility, as they may from time to time exist; and (c) shall operate the Facility operated by such Facility Borrower in a manner consistent with high quality care services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law. The provisions of this Section 7.2 are in addition to the other provisions of this Agreement.

(b) Each Facility Borrower covenants and agrees that it shall not, without the prior written consent of MPT, which may be granted or withheld in MPT’s sole discretion, whether before, during or after the Loan Term, (i) sell, move, modify (including, without limitation, the establishment of a “provider-based” network or similar arrangement), cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any manner encumber any License; or (ii) effect or attempt to effect any change in the license category or status of any Facility or any part thereof.

(c) Each Facility Borrower shall notify MPT in writing within two (2) Business Days after such Facility Borrower’s receipt of any notice, action, proceeding or inquiry of any governmental agency, bureau or other authority, whether federal, state or local, of any kind, nature or description, which could adversely affect any material License for the Facility operated by such Facility Borrower, or the ability of such Facility Borrower to maintain its status as the licensed and accredited operator of such Facility, or which alleges noncompliance with any law. At the time of delivery of such notification to MPT, such Facility Borrower shall furnish MPT with a copy of any and all such notices or inquiries, and MPT shall have the right, but not the obligation, to attend and/or participate, in MPT’s sole discretion, in any such actions or proceedings. Each of the Borrower Parties shall act diligently to correct any deficiency or deal effectively with any “adverse action” or other proceedings, inquiries or other governmental actions, so as to maintain the Licenses and Medicare and/or Medicaid certification (including, without limitation, as applicable, Medicare IRF Certification and Medicare LTCH Certification), status for the Facility operated by such Facility Borrower in good standing at all times. No Borrower Party shall agree to any settlement or other action with respect to such proceedings or inquiries which affects the use of all or any portion of the Real Property or any part thereof for the Primary Intended Use without the prior written consent of MPT, which consent may be withheld or conditioned in MPT’s sole discretion. Each Borrower Party agrees to sign, acknowledge, provide and deliver to MPT (and if such Facility Borrower fails to do so upon request of MPT, such Facility Borrower shall be deemed to have appointed MPT as agent of such Facility Borrower for such purposes pursuant to that certain Special Power of Attorney attached hereto as Exhibit C (the “Power of Attorney”) executed simultaneously with this Agreement) any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all Licenses, including all Medicare and Medicaid provider numbers and provider agreements, to be obtained or issued (either in total or individually) in the name of MPT or its designee in the event that MPT reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of such Facility Borrower) there is any breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to such Facility Borrower (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted that such License will terminate or has lapsed or that such License or certification or accreditation status is in jeopardy.

Section 7.3. Compliance with Healthcare Laws. The Borrower Parties will assure that during the Loan Term, the Borrower Parties shall comply with all Healthcare Laws. The Borrower Parties shall add to all of its leases relating to the Real Property that, in the event it is determined that such lease is in violation of the Healthcare Laws, such sublease shall be renegotiated so that same are in compliance with all Healthcare Laws. The Borrower Parties shall promptly to notify MPT in writing of the receipt of any notice of investigation of any alleged Healthcare Law violations. The Borrower Parties shall indemnify and defend, at the Borrower Parties’ sole cost and expense, and hold MPT and its successors and assigns, harmless from and against, and shall reimburse MPT and its successors and assigns with respect to, any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by MPT and its successors and assigns, at any time and from time to time by reason, or arising out, of any breach by the Borrower Parties of any of the provisions set forth in this Section 7.3 or any violation of any Healthcare Laws by the Borrower Parties.

Section 7.4. Single Purpose Entity. Each Facility Borrower has been since its formation and shall remain at all times during the Loan Term a Single Purpose Entity created for the sole purpose of operating the portion of the Real Property relating to its Facility in accordance with the terms of this Agreement. Simultaneously with the execution of this Agreement, and as requested by MPT at other times during the Loan Term, each Facility Borrower shall provide MPT with evidence that such Facility Borrower is a Single Purpose Entity and is in good standing in the state of its organization or incorporation and in the state in which the portion of the Real Property relating to such Facility Borrower is located.

Section 7.5. Hazardous Materials. The Borrower Parties shall ensure that the Real Property and the operation of the Facilities comply with all Hazardous Materials Laws. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Hazardous Materials Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Real Property or in connection with the operation of any Facility. No activity shall be undertaken on any portion of the Real Property or in connection with the operation of any Facility which would cause (a) such portion of the Real Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Real Property within the ambit of RCRA or any Hazardous Materials Laws; (b) a release or threatened release of Hazardous Materials from the Real Property within the meaning of, or otherwise bring the Real Property within the ambit of, CERCLA or SARA or any Hazardous Materials Laws; or (c) the discharge of Hazardous Materials into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Laws. No activity shall be undertaken with respect to any portion of the Real Property or the operation of any Facility which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Laws. The Borrower Parties shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Real Property all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Hazardous Materials Laws. The Borrower Parties shall not dispose of any such infectious waste and Hazardous Materials in any receptacles used for the disposal of normal refuse. The Borrower Parties shall indemnify and defend, at their sole cost and expense, and hold each MPT Party and their respective successors and assigns, harmless from and against and to reimburse the MPT Parties and their respective successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by the MPT Parties and their respective successors and assigns at any time and from time to time by reason or arising out of any breach by the Borrower Parties of this Section 7.5 or any violation of any Hazardous Materials Laws by any Person other than MPT, any of MPT’s Affiliates or any of their respective agents or representatives relating to the Real Property.

Section 7.6. Organizational Covenants. The Borrower Parties shall not permit or suffer, without the prior written consent of MPT, (a) any material amendment or modification of any Facility Borrower’s Organizational Documents (as defined below) or any material amendment or modification of any organizational documents of any constituent entity within such Facility Borrower, including, without limitation, any such amendment that changes such Facility Borrower’s status as a Single Purpose Entity or any amendment changing or modifying the governance or structure of, or changing the manager or managing member of, such Facility Borrower; (b) any dissolution or termination of any Facility Borrower’s existence or sale of substantially all of any Facility Borrower’s assets, whether by sale, transfer, merger, consolidation or otherwise; or (c) a change in any Facility Borrower’s state of formation or any Facility Borrower’s name. The Borrower Parties have, simultaneously with the execution of this Agreement, delivered to MPT a true and complete copy of each Facility Borrower’s organizational documents, whether articles of incorporation, bylaws, articles of organization, or certificate of limited partnership, limited partnership agreements, or limited liability company agreements, together with all other documents creating and governing such Facility Borrower

(collectively, the “Organizational Documents”). The Borrower Parties represent and warrant that the Organizational Documents (i) were duly executed and delivered, (ii) are in full force and effect, binding upon the applicable Facility Borrower, and enforceable in accordance with their terms, and (iii) constitute the entire understanding among the partners, members or owners of the Equitable Interests of the applicable Facility Borrower. The Borrower Parties further represent and warrant that no breach exists under any of the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time or both, would constitute such a breach under any of the Organizational Documents.

Section 7.7. Representations and Warranties. Each Facility Borrower hereby represents and warrants to MPT, jointly and severally, that (a) it has full legal right, power and authority to enter into this Agreement, to incur the obligations provided for herein, and to execute and deliver the same to MPT; (b) this Agreement has been duly executed and delivered by such Facility Borrower and constitutes such Facility Borrower’s valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditor’s rights or contractual obligations generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity; (c) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by such Facility Borrower of this Agreement or the consummation and performance by such Facility Borrower of the transactions contemplated hereby; and (d) the execution and delivery of this Agreement and the obligations created hereby have been duly authorized by all necessary proceedings on the part of such Facility Borrower, and will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under the governing documents of such Facility Borrower, any instrument, contract or other agreement to which it is a party or by or to which such Facility Borrower or any of its assets or properties are bound or subject; or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

ARTICLE VIII

REPAIRS; RESERVES; RESTRICTIONS; CAPITAL ADDITIONS

Section 8.1. Maintenance; Repair and Remodel.

(a) The Borrower Parties, at their sole expense, shall keep the Real Property and all private roadways, sidewalks and curbs appurtenant thereto (and the Personal Property) in good first class order and repair (whether or not the need for such repairs occurs as a result of the Borrower Parties’ use, any prior use, the elements, the age of the Real Property or any portion thereof) and, except as otherwise provided in Article IX and Article X, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Loan Term (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. The Borrower Parties will not take or omit to take any action the taking or omission of which is reasonably likely to materially impair the value or the usefulness of the Real Property or any part thereof for the Primary Intended Use.

(b) Notwithstanding anything contained in this Agreement to the contrary, from time to time the Borrower Parties may remodel, modify and make additions to the Real Property which remodeling, modifications and additions are not Capital Additions (it being understood that Capital Additions are subject to the requirements of Section 8.3 hereof) but which are necessary or advisable for the Primary Intended Use and which permit the Borrower Parties to fully comply with its obligations as set forth in this Agreement. The Borrower Parties shall undertake any such actions expeditiously and in a workmanlike manner and will not significantly alter the character or purpose, or detract from the value or operating efficiency of, the Real Property nor significantly impair the revenue producing capability of the Real Property nor adversely affect the ability of the Borrower Parties to comply with the provisions of this Agreement.

(c) The Borrower Parties shall notify MPT of any and all repairs, improvements, additions, modifications and remodeling made to the portions of the Real Property relating to a particular Facility in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) for the applicable Facility and obtain consent from MPT (which consent shall not be unreasonably withheld, conditioned or delayed) prior to making such repairs, improvements, additions, modifications or remodeling.

(d) Except as otherwise expressly provided in this Agreement, MPT shall not under any circumstances be required to build or rebuild any improvements on the Real Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Real Property, whether ordinary or extraordinary or capital in nature, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Agreement, or to maintain the Real Property in any way.

(e) Nothing contained in this Agreement and no action or inaction by MPT shall be construed as (i) constituting the consent or request of MPT, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor for the provision or performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Real Property or any part thereof, or (ii) giving the Borrower Parties any right, power or permission to contract for, or permit the performance of, any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against MPT in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of MPT in the Real Property or any portion thereof.

Section 8.2. Reserves for Major Repairs.

(a) Beginning on January 1, 2013, and on the first (1st) day of each calendar quarter thereafter during the Loan Term, the Borrower Parties shall deliver to MPT quarterly deposits in an amount equal to the product of (i) Two Thousand Five Hundred and No/100 Dollars ($2,500.00) (the “Dollar Amount”), multiplied by (ii) the number of beds placed in service or use at the Real Property, divided by (iii) four (4) (the “Reserve”). For the period commencing on the date hereof and ending on December 31, 2013, the initial number of beds currently placed in service or placed in use at each of the Facilities shall be assumed to be forty (40); except for the Las Cruces Facility which shall be assumed to be sixty (60), with the total beds placed in service or in use at all of the Facilities as of the the date hereof is one hundred forty (140). The Reserve shall be held by MPT for the purpose of making Major Repairs to the applicable portions of the Real Property. Beginning on January 1, 2014, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in connection with the Facilities, which shall not be reduced without the prior written consent of MPT. MPT shall advance to or reimburse the Borrower Parties for Major Repairs, limited to the amount of the Reserve, upon MPT’s receipt from the Borrower Parties of documentation of such costs that is sufficient in MPT’s reasonable judgment. Beginning on the first Adjustment Date and on each Adjustment Date thereafter during the Loan Term, the Dollar Amount to be multiplied by the number of beds as provided above shall be increased by the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date; provided, however, that in no event shall the increase in the Dollar Amount be less than Two Percent (2%) or more than Five Percent (5%) on any Adjustment Date. The amounts in the Reserve shall be used as described above to pay for Major Repairs, or, in the event the Borrower Parties fails to make any required non-Major Repairs hereunder, MPT may use funds in the Reserve for that purpose.

(b) The Borrower Parties hereby grants to MPT a first priority security interest in all monies deposited into the Reserve. At MPT’s request, the Borrower Parties shall, as soon as practicable, execute all documents necessary to effect such security interest in all monies deposited into the Reserve. So long as no Major Event of Default has occurred, and no event has occurred which, with the giving of notice or passage of time or both, would constitute such a Major Event of Default hereunder, any amounts remaining in the Reserve at the expiration of this Agreement shall be returned to the Borrower Parties; provided, however, if such a Major Event of Default has occurred, or any event which, with the giving of notice or passage of time or both, would constitute such a Major Event of Default hereunder, MPT may retain all amounts remaining in the Reserve and shall apply such amounts to any damages incurred by MPT or used to pay outstanding obligations owed by the Borrower Parties to MPT. The Borrower Parties consents to MPT’s pledge of the Reserve to any Facility Lender.

(c) MPT shall hold the Reserve in a separate, interest-bearing account. The Borrower Parties shall receive all interest accrued on the Reserve in accordance with subsection (b) above.

Section 8.3. Capital Additions.

(a) The Borrower Parties shall have the right to construct and install Capital Additions on any parcel of the Real Property with the prior written consent of MPT, not to be unreasonably withheld, conditioned or delayed. Borrower Parties shall not be permitted to create any Encumbrance on such portion of the Real Property in connection with such Capital Addition, except as provided in Section 8.3(b). Prior to commencing construction of any Capital Addition, the Borrower Parties shall, at their sole cost and expense, submit to MPT in writing for MPT’s prior approval (i) a proposal setting forth in reasonable detail any proposed Capital Addition, and (ii) such plans and specifications, certificates of need and other approvals, permits, licenses, contracts and other information concerning the proposed Capital Addition as MPT may reasonably request.

(b) With respect to the financing for any Capital Additions, the Borrower Parties shall first request MPT to provide funds to pay for such Capital Addition if the Borrower Parties intend to finance such Capital Addition. If, within thirty (30) days following MPT’s receipt of such request, MPT declines to the Borrower Parties, the Borrower Parties may provide or arrange to finance any such Capital Additions. Notwithstanding any other provision of this subsection (b) to the contrary, in the event that MPT declines to finance any Capital Additions, the Borrower Parties’ lender for Capital Additions shall have the right to secure its loan by a junior mortgage/deed of trust upon such Capital Additions, provided the form and substance of such deed of trust is approved by MPT, which approval may be granted or withheld in MPT’s sole discretion.

(c) All proposed Capital Additions shall be architecturally integrated and consistent with the applicable portion of the Real Property as determined in the sole discretion of MPT. The Borrower Parties will provide to MPT, prior to commencing any proposed Capital Addition, the following:

(i) certificates of insurance (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 6.1), required under the construction contract for the Capital Addition, showing MPT and the Facility Lender, if any, as named obligees, additional insureds, and loss payees;

(ii) payment and performance bonds and all other bonds reasonably required by MPT and any Facility Lender and by any governmental authority applicable to the Capital Addition, naming MPT and any Facility Lender as named obliges, additional insureds and loss payee;

(iii) any information, certificates of need, regulatory approvals of architectural plans and other certificates, licenses, permits or documents requested by MPT which are necessary to confirm that the applicable Facility Borrower will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(iv) endorsements to any outstanding policy of lender title insurance covering the Leased Property, satisfactory in form and substance to MPT (A) updating the same without any additional exceptions, except as may be permitted by MPT, and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition;

(v) appraisals, surveys, environmental reports and assessments, engineering, soil and property condition reports and studies, drawings, building permits, planning studies, financial statements, and any other instruments, certificates, documents and contracts as may be reasonably required by MPT and any Facility Lender advancing or reimbursing any Facility Borrower for any portion of the Capital Addition costs;

(vi) assignments and consents to assignments of contracts and waivers of liens, in forms acceptable to MPT, from each and every general contractor, subcontractor, developer, architect, construction company, engineer and other parties that will participate in the construction and development of such Capital Addition to the Real Property, together with evidence satisfactory to MPT that such waivers of liens have been duly filed in the official records of the county in which such affected portion of the Real Property is located; and

(vii) all customary or other required loan documentation and amendments as required by MPT.

(d) Notwithstanding any provision of this Section 8.3 to the contrary, no Capital Additions shall be made without the consent of MPT, which consent may be withheld in MPT’s sole discretion, if the Capital Addition Costs of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by the Borrower Parties, would exceed Twenty-Five Percent (25%) of the then Fair Market Value of the affected portion of the Real Property or would, in the reasonable judgment of MPT, diminish the value of such portion of the Real Property. Furthermore, no Capital Addition shall be made which would tie in or connect any portion of the Real Property and/or any Improvements on any portion of the Real Property with any other improvements on property adjacent to such portion of the Real Property, including, without limitation, tie-ins of buildings or other structures or utilities, unless the Borrower Parties shall have obtained the prior written approval of MPT, which approval may be granted or withheld in MPT’s sole discretion.

Section 8.4. Encroachments; Restrictions. If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to any portion of the Real Property, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Real Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Real Property or any portion thereof is subject, then, promptly upon the request of MPT, the Borrower Parties shall, at their sole expense, subject to their right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect MPT or Borrower Parties or (b) make such changes in the Agreementd Improvements, and take such other actions, as MPT reasonably determines, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Agreementd Improvements, and, in any event, take all such actions as may be necessary to continue the operation of the applicable Facility without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of Section 8.3. The Borrower Parties’ obligations under this Section 8.4 shall be in addition to, and shall in no way discharge or diminish any obligation of, any insurer under any policy of title or other insurance, and the Borrower Parties shall be entitled to a credit for any sums paid by the Borrower Parties and recovered by MPT under any such policy of title or other insurance, less MPT’s costs and expenses to recover such sums.

ARTICLE IX

FIRE AND CASUALTY

Section 9.1. Fire and Casualty.

(a) Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Real Property, or any portion thereof, during the Loan Term and insured under any policy of insurance required by Article VI of this Agreement shall be paid to MPT and held by MPT in trust (subject to the provisions of this Agreement), and shall be applied as follows:

(i) If, within sixty (60) days following the date of such loss or damage the Borrower Parties provide MPT with written notice that, in the Borrower Parties’ reasonable opinion, such portion of the Real Property relating to any Facility can be reconstructed, repaired, restored and/or replaced to substantially the same operating utility that it had prior to such event and in a condition suitable for its Primary Intended Use, then at the Borrower Parties’ request and following delivery of invoices or other appropriate documentation to MPT, all proceeds shall be paid by MPT to the Borrower Parties from time to time to be used, to the extent necessary, to pay for the costs and expenses of reconstructing, repairing, restoring and/or replacing any damaged portion of the Real Property (or other property of the Borrower Parties related to the operation of the Facilities), or remedying any loss thereof, and debt service payments payable during the restoration.

(ii) If, within sixty (60) days after the event causing any such loss or damage to the Real Property, a Major Event of Default has occurred, or any event has occurred which with the giving of notice or the passage of time, or both, would constitute a Major Event of Default hereunder, or the Borrower Parties fail to notify MPT that, in the Borrower Parties’ reasonable opinion, the Real Property can be reconstructed, repaired, restored and/or replaced to substantially the same operating utility that it had prior to such event and to a condition suitable for its Primary Intended Use, then such proceeds, at the Borrower Parties’ sole discretion, shall be either (A) retained by MPT and applied toward repayment of the Loan Obligations, in any order, whether or not then due, and the Borrower Parties, jointly and severally, shall pay to MPT on demand the amount of any deductible or uninsured loss arising in connection therewith and any unpaid Loan Obligations, or (B) disbursed to the Borrower Parties by MPT from time to time following delivery of invoices or other appropriate documentation to MPT, to be used, to the extent necessary, to pay for the costs and expenses of reconstructing, repairing, restoring and/or replacing any damaged portion of the Real Property or remedying any loss thereof, in which case the Borrower Parties shall use such proceeds to cause the Real Property to be reconstructed, repaired, restored and/or replaced to substantially the same operating utility that the Real Property had prior to such event and to the reasonable satisfaction of MPT.

(iii) Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Real Property (or in the event neither MPT nor the Borrower Parties are required or elect to reconstruct, repair, restore or replace, all such insurance proceeds) shall be paid over to, or retained by the Borrower Parties. Any remainder of such proceeds after the completion of the restoration of the Real Property shall be paid to the Borrower Parties.

(iv) With respect to each Facility, if the cost and expense of the reconstruction, repair, restoration, or replacement exceeds the amount of proceeds received by MPT pursuant hereto from the insurance required under Article VI, and the Borrower Parties are obligated hereunder to reconstruct, repair, restore or replace the Real Property, the Borrower Parties shall be obligated, jointly and severally, to contribute any excess amount needed to reconstruct, repair, restore or replace the Real Property prior to use of the insurance proceeds. Such amount shall be paid by the Borrower Parties to MPT to be held in trust together with any other insurance proceeds for application to the cost and expense of reconstruction, repair, restoration, or replacement as herein provided.

(b) Uninsured Event of Damage or Destruction. If the Real Property is totally or materially destroyed from a risk not covered by the insurance described in Article VI but that would have been covered if the Borrower Parties carried the insurance required to be maintained by, hereunder, then, whether or not such damage or destruction renders the Real Property Unsuitable for its Primary Intended Use, the Borrower Parties shall, at their sole, joint and several cost and expense, reconstruct, repair, restore or replace the Real Property to substantially the same condition it was in immediately before such damage or destruction, or shall repay the Loan Obligations to MPT in full, and such damage or destruction shall not terminate this Agreement.

(c) Damage Near End of Loan Term. Notwithstanding any provisions of this Section 9.1 to the contrary, if damage to or destruction of the Real Property occurs during the last twenty-four (24) months of the Loan Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, and MPT shall be entitled to retain the insurance proceeds relating thereto and apply the same toward prepayment of the Loan Obligations, in any order, whether or not then due, in which case the Borrower Parties, jointly and severally, shall pay to MPT on demand the amount of any deductible or uninsured loss arising in connection therewith and any unpaid Loan Obligations. Any insurance proceeds in excess of the then current principal balance of the Loan shall be paid to the Borrower Parties.

ARTICLE X

CONDEMNATION

Section 10.1. Condemnation.

(a) Parties’ Rights and Obligations. If during the Loan Term there is any Taking of all or any part of the Real Property or any interest in this Agreement by Condemnation, the rights and obligations of the parties shall be determined by this Article.

(b) Total Taking. If there is a Taking of all of the Real Property by Condemnation (a “Total Taking”), the provisions of Section 10.1(d)(i) hereof shall apply.

(c) Partial Taking. If there is a Taking of a portion of the Real Property by Condemnation (a “Partial Taking”), this Agreement shall remain in effect if, in MPT’s reasonable opinion exercised in good faith, the Real Property is not thereby rendered Unsuitable for its Primary Intended Use. If, however, the Real Property is thereby rendered Unsuitable for its Primary Intended Use, but the Real Property can be reconstructed, repaired, restored and/or replaced to a condition suitable for its Primary Intended Use, then, so long as no Major Event of Default exists, and no other event has occurred that is not then cured which, with the giving of notice or the passage of time or both, would constitute a Major Event of Default hereunder, the Borrower Parties shall have the option to repair or restore the Real Property, utilizing the Award as provided herein but otherwise at their own expense, to the extent possible, to substantially the same condition as existed immediately before the Partial Taking and the provisions of Section 10.1(d)(ii) shall apply. Any remainder of the Award in excess of the costs to repair and restore the Real Property shall be paid to the Borrower Parties.

(d) Award. In the event there is any Taking, the Award shall be paid to MPT and held by MPT in trust, subject to the provisions of this Agreement, and shall be applied as follows:

(i) In the event there is a Total Taking, or there is a Partial Taking that renders the Real Property Unsuitable for its Primary Intended Use and the Borrower Parties do not exercise their option to repair or restore the Real Property, the Award shall be paid to MPT and applied toward prepayment of the Loan Obligations, in any order, whether or not then due, and any unpaid Loan Obligations shall be due and payable to MPT immediately. Any remainder of the Award in excess of the then current principal balance of the Loan shall be paid to the Borrower Parties.

(ii) In the event there is a Partial Taking and the Borrower Parties’ exercise their option to repair or restore the Real Property, so long as no Major Event of Default exists (excluding any Event of Default caused by the Taking), the Award shall be paid to the Borrower Parties upon MPT receipt of invoices or other appropriate documentation regarding the costs and expenses for any such repair or restoration, and the Borrower Parties shall apply the Award to the repair and restoration of the Real Property.

(e) Temporary Taking. The Taking of the Real Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Agreement shall remain in full force and effect and the Loan Obligations shall remain payable as provided in this Agreement and the other Loan Documents. Any Award on account of such temporary taking shall be applied first toward payment of Loan Obligations that are due and payable during such period, and the remaining amount of any Award shall be paid to the Borrower Parties.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.1. Assignment; Lease Subordination.

(a) Assignment and Subletting. The Borrower Parties shall not assign this Agreement without MPT’s prior written consent, which consent shall not be unreasonably withheld, provided that such lease shall comply with the provisions of this Section, and an original counterpart of each such lease, in form and substance reasonably satisfactory to MPT, shall be delivered promptly to MPT. Notwithstanding anything contained herein to the contrary, MPT and the Borrower Parties acknowledge the existence of the Tenant Leases set forth on Schedule 11.1(a) hereof (“Existing Subleases”). Any modifications, amendments and restatements of the Existing Subleases must be approved by MPT in accordance with this Section.

(b) Agreement Limitations. In addition to the limitations as set forth in subsection (a) above, all leases and subleases contemplated by this Section shall comply with the applicable provisions of the Healthcare Fraud Laws. The Borrower Parties agree that all Tenant Leases entered into after the date hereof (“New Tenant Leases”) and submitted for approval of MPT as provided herein must include provisions to the effect that (i) such New Tenant Lease is subject and subordinate to all of the terms and provisions of the Security Documents and the other Loan Documents and to any applicable financing documents of any Facility Lender; (ii) from and after a Major Event of Default, Tenant will, at MPT’s option, exerciseable at any time, attorn to MPT and recognize MPT, or its assignee or purchaser at an applicable foreclosure or other sale, as landlord under such Tenant Lease and waive any right the Tenant may have to terminate the New Tenant Lease or to surrender possession thereunder, as a result thereof; (iii) at MPT’s option, exercisable at any time after a Major Event of Default, the Tenant under any such New Tenant Lease shall attorn to MPT and waive any right such Tenant may have to terminate the lease or sublease, or to surrender possession thereunder as a result of the termination of this Agreement; (iv) if required by MPT, the obligations and performance of Tenant shall be guaranteed by guarantors acceptable to MPT; (v) Tenant shall from time to time upon request of the Borrower Parties or MPT furnish within ten (10) days from request an estoppel certificate in form and content acceptable to MPT relating to the New Tenant Lease; (vi) in the event the Tenant receives a written notice from MPT or its assignees, if any, stating that a Major Event of Default has occurred, the Tenant shall thereafter be obligated to pay all rentals accruing under said New Tenant Lease directly to the Party giving such notice, or as such Party may direct and such Tenant shall be entitled to conclusively rely on such notice, or as such party may direct (all rentals received from the Tenant by MPT or MPT’s assignee, if any, as the case may be, shall be credited against amounts owing by the Borrower Parties under the Loan Documents, (vii) such New Tenant Lease shall at all times be subject to the obligations and requirements as set forth in this Section, and (vii) Tenant shall provide to MPT upon written request such officer’s certificates and financial statements as MPT may request from time to time.

Section 11.2. Sublease Subordination and Non-Disturbance. Within ten (10) days after request by MPT with respect to any Tenant, the Borrower Parties shall cause such Tenant to execute and deliver to MPT a subordination agreement relating to any or all leases or subleases, which subordination agreement shall be in such form and content as is acceptable to MPT.

Within ten (10) days from the date of request of MPT or any Facility Lender with respect to any Tenant, the Borrower Parties shall cause such Tenant, subject to such Tenant receiving a written agreement containing a reasonable non-disturbance provision which provides that such Tenant shall not be disturbed in peaceful enjoyment of the applicable portion of the Real Property nor shall the applicable sublease be terminated or canceled at any time, except as specified in the applicable lease or sublease, to execute and deliver within such ten (10) day period, a written agreement in a form reasonably acceptable to such Facility Lender whereby such Tenant subordinates the lease or sublease and all of its rights and estate thereunder to each such mortgage or deed of trust that encumbers the Real Property or any part thereof and agrees with each such Facility Lender that such Tenant will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as MPT under this Agreement for the balance of the Loan Term then remaining, subject to all of the terms and provisions of the lease or sublease.

ARTICLE XII

ADDITIONAL BORROWER COVENANTS

Section 12.1. Affirmative Covenants.

(a) Payment and Performance. Each of the Borrower Parties will duly and promptly pay and perform all of such Borrower Party’s liabilities and obligations to MPT in accordance with the terms and conditions of this Agreement and the other Loan Documents.

(b) Certification. At any time and from time to time within ten (10) days following written request by MPT, the Borrower Parties will certify to MPT, in such form and substance as are reasonably acceptable to MPT, that this Agreement and the other Loan Documents are unmodified and in full force and effect (or that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth the modifications), the dates to which the Loan has been paid, that no Event of Default then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default. Any such certification furnished pursuant hereto may be relied upon by MPT and any prospective purchaser of or participant in the Loan.

(c) Notifications. Each Facility Borrower shall furnish, or cause to be furnished, to MPT the following statements, notices and certificates in such form and detail as MPT may reasonably require:

(i) Within one hundred twenty (120) days after the end of each year, audited Financial Statements of such Facility Borrower and Ernest Health (which Financial Statements may be provided on a consolidated basis so long as such consolidated Financial Statements provide a supplementary schedule of such Facility Borrower operating results and balance sheet and statements of operations and of cash flows) and, if such Facility Borrower owns any assets or conducts any other operations other than the Business, then of the Facility separately, prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to MPT, which statements shall include balance sheets and statements of operations and of cash flows, all in accordance with GAAP for the year then ended.

(ii) Within forty-five (45) days after the end of each quarter, current balance sheets and quarterly statements of operations and of cash flows of such Facility Borrower and Ernest Health, and, if such Facility Borrower owns any assets or conducts any other operations other the Business, then of its Facility separately, certified to be true and correct by an officer of such Facility Borrower.

(iii) Within thirty (30) days after the end of each month, current balance sheets, monthly income statements and of cash flows (if available or produced in the ordinary course of business) of such Facility Borrower (actual and budgeted) and statistics of its Facility, including, but not limited to, the number of patient admissions, the number of inpatient days, the case mix index, the payor sources for inpatient admissions (either by revenue or admissions), outpatient utilization by service, and, if available, clinical service utilization data, and statements of Cash Collections (including a calculation of the percentage of net revenues represented by Cash Collections) for each such month, all of which shall be certified to be true and correct by an officer of such Facility Borrower.

(iv) Within thirty (30) days after the end of each calendar year, a list of the names, specialties, and ages of all active medical staff members of the Facility operated by such Facility Borrower, certified to be true and correct by an officer of such Facility Borrower.

(v) Within ten (10) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medicaid certification and/or managed care contract relating to the Facility operated by such Facility Borrower is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility’s license or certification, including, without limitation, a Facility’s Medicare IRF Certification or Medicare LTCH Certification, as applicable.

(vi) Upon MPT’s request, each Facility Borrower and Ernest Health shall furnish to MPT a certificate in form acceptable to MPT certifying that no Event of Default then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or disclosing that such an event or condition, if any, exists.

(vii) Within two (2) Business Days after receipt, each Facility Borrower shall furnish to MPT copies of all notices and demands from any third-party payor, including, without limitation, Medicare and/or Medicaid, concerning any overpayment which will or may result in a repayment or a refund in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) with respect to such Facility Borrower. Each Facility Borrower hereby agrees that in the event of receipt of such notices or demands MPT shall have the right, at MPT’s option, to participate in the appeal of such notices and demands.

(viii) Each Facility Borrower shall furnish to MPT prompt written notice of, and any information related to, any governmental investigations of such Facility Borrower or any Guarantor (or any of their respective Affiliates), or any inspections or investigations of the Facility operated by such Facility Borrower which are conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Body, and provide to MPT, on a monthly basis, ongoing status reports (in form and content acceptable to MPT) of any such government investigations.

(ix) Each Facility Borrower shall furnish to MPT immediately upon receipt thereof copies of all pre-termination notices from Medicare and/or Medicaid, all notices of adverse events or deficiencies as defined by the regulations and standards of the state Medicare and/or Medicaid certification agency, the Joint Commission (formerly known as the Joint Commission on the Accreditation of Healthcare Organizations) (the “Joint Commission”) or the equivalent accrediting body of the state which has jurisdiction over such Facility.

(x) With respect to each Facility, such Facility Borrower shall furnish to MPT immediately upon receipt thereof copies of all notices that such Facility Borrower, any Guarantor or their respective Affiliates are not, with respect to such Facility, in compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards which were promulgated pursuant to HIPAA.

(xi) Each Facility Borrower shall provide to MPT immediate written notice of any default or event of default (or the occurrence of any event or condition that would with notice or the passage of time constitute such a default or event of default) with respect to any Material Obligation of such Facility Borrower or Ernest Health, including any RFFE Loan, and upon MPT’s request, such Facility Borrower shall furnish to MPT a certificate in form acceptable to MPT certifying that, with respect to each such Material Obligation, no default or event of default then exists and no event has occurred and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute a default or event of default thereunder.

(xii) With reasonable promptness, such other information respecting the financial condition and affairs of the Borrower Parties, Ernest Health and their respective Affiliates as MPT may reasonably request from time to time.

(d) Inspection. The Borrower Parties shall permit MPT, or its designated Affiliate, and their respective authorized representatives to inspect the Real Property during usual business hours subject to any security, health, safety or confidentiality requirements of the Borrower Parties, any governmental agency, any Insurance Requirements relating to the Real Property, or imposed by law or applicable regulations, except that, in the event of an emergency, MPT shall have the right to inspect the Real Property upon reasonable notice (which in this circumstance may be verbal) under the circumstances to the Borrower Parties. On January 1, 2013, the Borrower Parties shall pay to MPT, or its designated Affiliate, and on each anniversary thereof an amount of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00) per Facility campus (it being agreed that, for purposes of determining the annual Inspection Fee payable by the Borrower Parties, any multi-hospital campus shall constitute one (1( Facility, per year to cover the cost of the physical inspections of the Real Property (the “Inspection Fee”). Beginning on January 1, 2014 and on each Adjustment Date thereafter during the Loan Term, the amount of the Inspection Fee shall be increased by the percentage by which the CPI published for the month which is two months prior to the applicable Adjustment Date shall have increased over the CPI figure published for the month which is two months prior to the previous Adjustment Date; provided, however, that in no event shall the increase in the Inspection Fee be less than Two Percent (2%) or more than Five Percent (5%) on any Adjustment Date. The Borrower Parties’ payment of the Inspection Fee shall be in addition to any other cost, expense or reimbursement obligations as set forth in this Agreement.

Section 12.2. Management Agreements. The Borrower Parties shall not engage or terminate any Management Company, without MPT’s prior written consent, which consent shall be in MPT’s sole discretion; provided, however, that MPT hereby approves the Existing Management Company as the Management Company for the Facilities. The Borrower Parties shall, if required by MPT, assign all of the Borrower Parties’ rights under any of the Management Agreements to MPT and MPT shall be entitled to assign same to any third party, including any Facility Lender. At the request of MPT from time to time, the Borrower Parties shall execute and deliver an assignment and/or subordination agreement relating to any Management Agreement, which shall be in substantially the form of the Subordination Agreement attached hereto as Exhibit D (the “Subordination Agreement”). The Borrower Parties shall execute and deliver such assignment and/or subordination agreement to MPT within ten (10) Business Days after MPT’s request. The Borrower Parties agree that execution of a subordination agreement in substantially the form of the Subordination Agreement shall be a precondition to the Borrower Parties entering into any future Management Agreement. The Borrower Parties shall require any Management Company to execute and deliver to MPT within ten (10) Business Days from MPT’s request an estoppel certificate, as required by MPT and/or any lender providing financing to MPT, in such form and content as is acceptable to MPT and/or such lender.

Section 12.3. Noncompetition.

(a) The Borrower Parties agree that while the Agreement is in place and, if the there is an Event of Default hereunder resulting in an acceleration of the Loan Obligations, then for a period of three (3) years thereafter (the “Noncompete Period”), none of the Borrower Parties shall, directly or indirectly, acquire, finance, guarantee indebtedness, own, lease, manage, develop or provide services in connection with the acquisition, ownership, operation or development of any real estate located within ten (10) miles of any point on or within the Real Property, which real estate is used in a Competing Business. Any violation of the provisions of this Section 12.3 shall suspend the Noncompete Period for the duration of such violation. The term “Competing Business” means any healthcare business which involves the operation of a facility in which skilled nursing, rehabilitation, and long term care services are provided; provided, however, that the foregoing shall not prohibit any of the Borrower Parties from acquiring, owning, operating or developing real estate, the acquisition, ownership, operation or development of which by such Borrower Party will not have an adverse effect on the Real Property or the ability of any of the Borrower Parties to perform their obligations under this Agreement, as determined in the reasonable discretion of MPT.

(b) The Borrower Parties agree that the restrictions contained herein are reasonable and necessary to protect the legitimate interests of MPT and that any violation of the provisions would result in damages which cannot be adequately compensated by money alone. The Borrower Parties agree that MPT will be entitled to injunctive or other equitable relief without proving actual damages or posting any bond in the event of any violation of the restrictions contained herein; provided, however, that the foregoing shall not limit or be construed to prohibit or limit the right of MPT to pursue any other legal and equitable remedies available to it on account of such breach or violation, including the recovery of damages from the Borrower Parties.

(c) If any court shall hold that the duration or scope of this Section 12.3 (geographic or otherwise) is unreasonable or invalid, then the provisions of this Section 12.3 shall remain in effect for whatever time period or geographic area that such court does not declare to be unreasonable or invalid. In addition, if any court shall hold that the duration or scope (geographic or otherwise) of this Section 12.3 is unreasonable or invalid, then, to the extent permitted by law, the court may prescribe a maximum duration or scope (geographic or otherwise) that is judicially enforceable and not unreasonable and the parties agree to accept such judicial determination, which the parties agree shall be substituted in place of any and every judicially unenforceable provision of this Section 12.3, and that this Section 12.3, as so modified, shall be fully enforceable as if originally executed in such manner.

(d) The terms of this Section 12.3 are intended to comply with all applicable rules and regulations of all governmental and regulating authorities. Accordingly, the Parties agree to renegotiate, in good faith, any term, condition or provision of this Section 12.3 determined to be in contravention of any regulation, policy or law of any such authority. All other provisions hereof shall remain enforceable to the fullest extent permitted by law.

ARTICLE XIII

DEFAULT

Section 13.1. Events of Default. The occurrence of any one or more of the following events (individually, an “Event of Default”) shall constitute Events of Default or defaults hereunder:

(a) if Borrower Parties shall fail to make a payment of the Loan Obligations or any other monetary obligation when the same becomes due and payable by the Borrower Parties under this Agreement, the Note or the other Loan Documents (including, but not limited to, any failure to make Reserve deposits and the failure to pay Insurance Premiums or Impositions) and the same shall remain unpaid for more than five (5) days following receipt by the Borrower Parties of written notice thereof from MPT; provided however, in no event shall MPT be required to give more than two (2) such written notices hereunder during any calendar year; or

(b) if Borrower Parties shall fail to observe or perform any other term, covenant or condition of this Agreement and such failure is not cured by Borrower Parties within a period of thirty (30) days after receipt by Borrower Parties of written notice thereof from MPT, unless such failure cannot with due diligence be cured within a period of thirty (30) days (in MPT’s reasonable discretion), in which case such failure shall not be deemed to continue so long as Borrower Parties commence to cure such failure within the thirty (30) day period and proceeds with due diligence to complete the curing thereof within sixty (60) days after receipt by Borrower Parties of MPT’s notice of default (or such longer period as is reasonably required in the determination of MPT to effect such cure if the Borrower Parties are diligently proceeding to do so); provided however, in no event shall MPT be required to give more than one (1) notice and cure period for the Borrower Parties’ failure to observe or perform the same (or repetitive) covenant or condition in any consecutive twelve (12) month period; or

(c) if (i) any Facility Borrower or any Guarantor shall admit in writing its inability to pay its debts as they become due; or (ii) any Facility Borrower or any Guarantor shall file a petition in bankruptcy as a petition to take advantage of any insolvency act; or (iii) any Facility Borrower or any Guarantor shall be declared insolvent according to any law; or (iv) any Facility Borrower or any Guarantor shall make any general assignment for the benefit of its creditors; or (v) if the estate or interest of any Facility Borrower in the Real Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by such Facility Borrower of written notice thereof from MPT (unless such Facility Borrower shall be contesting such lien or attachment in good faith in accordance with Article XVIII); or (vi) any petition shall be filed against any Facility Borrower or any Guarantor to declare such Facility Borrower or such Guarantor bankrupt, to take advantage of any insolvency act, or to delay, reduce or modify such Facility Borrower’s or such Guarantor’s capital structure and the same shall not be removed or vacated within ninety (90) days from the date of its creation, service or attachment; or (vii) any Facility Borrower or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt, or a court of competent jurisdiction shall enter an order or decree, with or without the consent of such Facility Borrower or Guarantor, as the case may be, appointing a trustee, examiner or receiver of such Facility Borrower or Guarantor or the whole or substantially all of its property, or approving a petition filed against such Facility Borrower or Guarantor seeking reorganization or arrangement of such Facility Borrower or Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(d) if any Facility Borrower shall have any of its Licenses, or participation or certification in Medicare or Medicaid or any material other third party payor program, terminated by the applicable government program for fraud or violation of the terms of such program; or

(e) a Change of Control Transaction shall occur which is not approved by MPT in advance; or

(f) if, with respect to each portion of the Real Property relating to a Facility, the applicable Facility Borrower abandons or vacates the applicable Facility (such Facility Borrower’s absence from the applicable Facility for thirty (30) consecutive days shall constitute abandonment), or the applicable Facility Borrower fails to continuously operate its Facility in accordance with the terms of this Agreement; or

(g) if any Facility Borrower or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets or any such Facility Borrower or such Guarantor into, or a sale of substantially all of such Facility Borrower’s or such Guarantor shall enter into an agreement to do the same; or

(h) a monetary default or a material non-monetary default shall occur under any other Loan Document or any Other Agreement, which default is not cured within any applicable notice or cure period as provided therein; or

(i) any Facility Borrower shall directly or indirectly encumber (by lien, junior mortgage, or otherwise), pledge, convey, sell, transfer or assign any or all of its right, title or interest in any portion of the Real Property; or

(j) if, on March 31, 2013 and at any time thereafter during the Term, the combined EBITDAR of Ernest Health and its subsidiaries shall fail to equal or exceed One Hundred Twenty-Five Percent (125%) of the Combined Fixed Charges, and such failure shall continue for a period of thirty (30) days after receipt by the Borrower Parties of written notice thereof from MPT. Compliance with the foregoing covenant shall be determined utilizing trailing twelve (12) month operating and financial results and measured on a calendar quarterly basis; provided, however, that until March 31, 2014, operating and financial results of Ernest Health and its subsidiaries shall be measured from January 1, 2013.

Section 13.2. Remedies. Upon the occurrence of an Event of Default hereunder, MPT shall be entitled, in its sole and absolute discretion, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law, equity or by other provisions of this Agreement or the other Loan Documents (including, without limitation, the Security Documents), without notice or demand, except as expressly hereinafter provided:

(a) MPT may (i) declare all Loan Obligations relating to the Facility from which such Event of Default emanated or to which such Event of Default related primarily, in accordance the allocations set forth in Schedule 2.1, immediately due and payable at once, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by the Borrower Parties; or (ii) if there has occurred a Major Event of Default, declare all Loan Obligations relating to any one or more (including all, if so elected by MPT) of the Facilities, regardless of whether such Major Event of Default emanated from or related primarily to a single Facility (whether one or more, and whether pursuant to clause (i) or (ii), the “Defaulted Property”), and, in either such event, the applicable Loan Obligations shall become immediately due and payable to MPT.

(b) MPT may, at its option, foreclosing under any one or more of the Mortgages relating to the Defaulted Property.

(c) MPT may exercise all rights and remedies set forth in Section 3.1 regarding escrowed or deposited funds and apply such funds to the Loan Obligations in such order as MPT may determine.

(d) MPT, at its option, may (i) institute and prosecute proceedings in any court of competent jurisdiction to pursue any remedies available in law or in equity, including, without limitation, the recovery of damages, the enforcement of specific performance or to obtain an injunction, or (ii) pursue any and all rights or remedies available to MPT under any Loan Document. No such termination and/or subsequent election by MPT hereunder shall in any way limit, qualify or otherwise affect the obligations of the Borrower Parties with respect to the Loan Obligations of their indemnification obligations hereunder.

(e) MPT, at its option, may effect a sale, transfer or assignment of the Collateral relating to the Defaulted Property. Notwithstanding anything contained herein to the contrary, for the purpose of effecting the sale, transfer or assignment described herein, the Borrower Parties hereby nominate and irrevocably designates and appoints MPT its true and lawful agent and attorney-in-fact, in the name of the Borrower Parties, as applicable, or in the name of MPT, or in the name of a designee of MPT to do all acts and things and execute all documents which MPT may deem necessary or desirable to effect the sale, transfer or assignment as set forth herein, including, without limitation, preparing, signing and filing any and all agreements, documents and applications necessary to effect such sale, transfer or assignment. This power is coupled with MPT’s ownership of the security interest in the Collateral and all incidental rights attendant to any and all of the rights set forth herein.

(f) Terminate this Agreement and any of the other Loan Documents relating to the Defaulted Property (whether one or more, the “Terminated Facility”) and all future liability or obligation of MPT relating to such Terminated Facility, but without affecting MPT’s liens on the Collateral and without affecting the Loan Obligations.

(g) In addition to any other available remedies, and as provided in the Subordination Agreement, MPT may, at MPT’s option, take any enforcement action as permitted under and in accordance with the terms of the Subordination Agreement.

Section 13.3. Remedies with Respect to Licenses.

(a) Following an Event of Default resulting in a termination of this Agreement and/or the foreclosure of the Real Property relating to any one or more of the Facilities (unless the Borrower Parties pay in full the Loan Obligations pursuant to Section 14.1(a)), none of the Borrower Parties shall retain any rights whatsoever to the Licenses relating to such Facilities, nor shall the Borrower Parties move or attempt to move the Licenses to any other location. To the extent that the Borrower Parties have or will extend any right, title, or claim of right whatsoever in and to the Licenses or the right to operate any such Facilities, all such right, title, or claim of right shall automatically revert to MPT or to MPT’s designee upon an Event of Default (unless the Borrower Parties pay in full the Loan Obligations pursuant to Section 14.1(a)), to the extent permitted by law. Upon any such Event of Default, to the extent permitted by law, MPT shall have the sole, complete, unilateral, absolute and unfettered right, without additional consideration, to cause all Licenses to be reissued in MPT’s name or in the name of MPT’s designee upon application therefor to the issuing authority, and to further have the right to have any and all Participation Agreements issued in MPT’s name or in the name of MPT’s designee.

(b) Upon an Event of Default and for reasonable periods of time immediately before and after such Event of Default, and in connection with MPT’s exercise of its rights and remedies with respect to one or more of the Facilities, each of the Borrower Parties shall use its best efforts, without additional consideration to the Borrower Parties, to facilitate an orderly transfer of the operation and occupancy of such Facilities to MPT or any new lessee or operator selected by MPT, it being understood and agreed that such cooperation shall include, without limitation, (a) the applicable Facility Borrower’s transfer and assignment of any and all Licenses, if and to the extent permitted by law, to MPT, MPT’s nominee or MPT’s new lessee or operator; (b) such Facility Borrower’s use of best efforts to maintain, to the maximum extent allowed by applicable law, the effectiveness of any and all such Licenses until such time as any new Licenses necessary for any new lessee or operator to operate the applicable Facility have been issued; and (c) the taking of such other actions as are required by applicable law or as are reasonably requested by MPT. The remedies provided in this Section 13.3 are in addition to any other remedies provided in this Agreement.

Section 13.4. Cumulative. The remedies of MPT in this Agreement or in any other Loan Document, or at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together in MPT’s discretion. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any Borrower Party from liability for any breach or violation of this Agreement that arose prior to such termination.

Section 13.5. Waiver. The Borrower Parties waive, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession; (b) any right to a trial by jury; and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

Section 13.6. Application of Funds. Any payments otherwise payable to the Borrower Parties which are received by MPT under any of the provisions of this Agreement during the existence or continuance of any Event of Default shall be applied to the Loan Obligations in the order which MPT may reasonably determine.

Section 13.7. Notices by MPT. The provisions of this Article concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise the Borrower Parties of the nature and approximate extent of any default, it being agreed that the Borrower Parties are in good or better position than MPT to ascertain the exact extent of any default by the Borrower Parties hereunder.

Section 13.8. Additional Expenses. It is further agreed that, in addition to payments required pursuant to the provisions of Section 21.3, Borrower Parties shall compensate MPT and its Affiliates for (a) all expenses incurred by MPT and its Affiliates in enforcing the provisions of this Agreement and in repossessing the Collateral or any portion thereof (including among other expenses, any increase in insurance premiums caused by the vacancy of all or any portion of the Real Property); (b) all expenses incurred by MPT and its Affiliates in selling or reletting the Real Property (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees); (c) all concessions granted to buyers or new Tenants upon selling or reletting the Real Property (including among other concessions, renewal options); (d) MPT’s and its Affiliates’ reasonable attorneys’ fees and expenses; and (e) all losses incurred by MPT and its Affiliates as a direct or indirect result of such Event of Default (including, among other losses, any adverse action by Facility Lenders).

Section 13.9. MPT’s Contractual Security Interest. In order to secure the payment of all Loan Obligations due and to become due hereunder and the faithful performance of this Agreement by the Borrower Parties and to secure all other obligations, indebtedness and liabilities of the Borrower Parties to MPT, now existing or hereafter incurred, contemporaneously with the execution of this Agreement, the Borrower Parties have executed the Security Agreement granting MPT and certain of its Affiliates certain liens and security interests as therein described. Upon the occurrence of an Event of Default by Borrower Parties, MPT shall have the remedies set forth in the Security Agreement, in addition to all remedies available at law or in equity and the remedies set forth in this Agreement and the other Loan Documents.

Section 13.10. Assignment of MPT’s Security Interest. The Borrower Parties acknowledge and agree that, contemporaneously with the execution of this Agreement, MPT has collaterally assigned to certain Affiliates of MPT the Note and the various security interests granted by the Borrower Parties to MPT in connection with this Agreement.

ARTICLE XIV

OPTION TO PURCHASE

Section 14.1. Options to Purchase Real Property.

(a) Upon the occurrence of an Event of Default, in addition to other rights and remedies MPT may have in this Agreement and at law and in equity, MPT and any designee or assignee of MPT (collectively, the “Purchaser”), shall have the right and option (the “Option”), but not the obligation, for a period of thirty (30) days following the date of the occurrence of an Event of Default (the “Option Period”), to purchase the Real Property relating to any one or more of the Facilities from the applicable Facility Borrower in accordance with this Article XIV. If the Purchaser determines to exercise its option to purchase the Real Property relating to any one or more of the Facilities pursuant hereto (the “Option Property”), the Purchaser shall, within the Option Period, deliver a written notice of such determination (the “Option Notice”) to the Borrower Parties. Upon the Borrower Parties’ timely receipt of such Option Notice, the Borrower Parties shall be obligated to sell, assign, transfer and convey all of the Option Property to the Purchaser for a purchase price equal to the greater of (i) the outstanding principal amount of the Loan Obligations allocable to the Option Property as of the Option Closing Date in accordance with the allocation schedule attached hereto as Schedule 2.1, as further increased by any portion of the principal amount of the Loan Obligations that has been prepaid on or prior to the Option Closing Date, whether by the application of insurance proceeds or Awards or otherwise; and (ii) the Fair Market Value thereof (the “Option Price”). In the event that MPT purchases less than all of the Real Property as provided herein, the Borrower Parties shall be released from all obligations and liabilities arising under this Agreement and the other Loan Documents relating to such purchased Real Property in accordance with the allocation schedule attached hereto as Schedule 2.1, but the Loan Obligations allocable to any portion of the Real Property not purchased by MPT shall remain outstanding and due and payable in accordance with the Loan Documents.

(b) In addition to the Option granted to MPT under Section 14.1(a), at any time until fifth (5th) anniversary of the date hereof (the “Special Option Period”), whether or not any Event of Default shall have occurred, Purchaser shall have the right and option (the “Special Option”), but not the obligation, to purchase the Real Property relating to any one or more of the Facilities from the applicable Facility Borrower. If MPT determines to exercise its option to purchase the Real Property relating to any one or more of the Facilities pursuant hereto (the “Special Option Property”), MPT shall, within the Special Option Period, deliver a written notice of such determination (the “Special Option Notice”) to the Borrower Parties. Upon the Borrower Parties’ timely receipt of such Special Option Notice, the Borrower Parties shall be obligated to sell, assign, transfer and convey all of the Special Option Property to the Purchaser for a purchase price equal to the outstanding principal amount of the Loan Obligations allocable to the Special Option Property as of the Option Closing Date in accordance with the allocation schedule attached hereto as Schedule 2.1, as further increased by any portion of the principal amount of the Loan Obligations that has been prepaid on or prior to the Option Closing Date, whether by the application of insurance proceeds or Awards or otherwise (the “Special Option Price”). In the event that the Purchaser purchases less than all of the Real Property as provided herein, the Borrower Parties shall be released from all obligations and liabilities arising under this Agreement and the other Loan Documents relating to such purchased Real Property in accordance with the allocation schedule attached hereto as Schedule 2.1, but the Loan Obligations allocable to any portion of the Real Property not purchased by the Purchaser shall remain outstanding and due and payable in accordance with the Loan Documents.

Section 14.2. Option to Purchase Personal Property. In the event that MPT exercises an option described in Section 14.1, in addition to other rights and remedies MPT may have in this Agreement and at law and in equity, the Purchaser shall have the right and option, but not the obligation, on the Option Closing Date to purchase from the Borrower Parties all of the Personal Property relating to the Real Property purchased by Purchaser and all rights title, and interest of the Borrower Parties therein for an amount equal to the net sound insurable value thereof

(current replacement cost less accumulated depreciation on the books of the Borrower Parties pertaining thereto). If the Purchaser determines to exercise its option pursuant hereto, then the Purchaser shall indicate the same in the Option Notice or Special Option Notice and the Borrower Parties shall be obligated to sell, assign, transfer and convey to the Purchaser on an AS IS, WHERE IS BASIS, and without representation or warranty of any kind or nature whatsoever, express or implied, all of the Personal Property and the Borrower Parties’ rights, title and interest therein subject to the terms and conditions set forth herein. Notwithstanding anything contained in this Section 14.2 to the contrary, the options to purchase granted under this Section 14.2, do not pertain to any of the Licenses, it being understood and agreed that all matters relating to the transfer of the Licenses are addressed in Section 13.3.

Section 14.3. Payment of Purchase Price. In the event the purchase transaction contemplated by this Article XIV is consummated, on the Option Closing Date the applicable purchase price shall be paid into escrow and applied, first, towards payment of the outstanding Loan Obligations and, then, the balance of the purchase price, if any, shall be paid through escrow to the Borrower Parties. The original Note shall be canceled or amended at closing as necessary to reflect the payment of the Loan Obligations. Notwithstanding any provision herein to the contrary, in the event that the purchase transactions contemplated by this Article XIV are consummated, the Borrower Parties shall pay all Base Interest and other charges and amounts accruing under the Note but unpaid through the Option Closing Date at the closing of such transaction and, if the Borrower Parties shall fail to do so, MPT may offset the amount of such accrued and unpaid Base Interest and other charges against the amount of the aggregate purchase price payable to the Borrower Parties pursuant to this Article XIV.

Section 14.4. Closing of Purchase. Any purchase and sale pursuant to this Article XIV shall be handled through deliveries into escrow on a mutually agreeable date (the “Option Closing Date”) which shall not be later than sixty (60) days following the expiration of the Option Period or Special Option Period, as applicable. The Borrower Parties shall, upon receipt from MPT (which may be through escrow) of the applicable Option Price or Special Option Price and the other closing documents to which MPT is a party, deliver to the Purchaser, which may be through escrow, a special warranty deed, or other appropriate instrument of conveyance conveying the entire interest of the Borrower Parties in and to the Option Property or Special Option Property to the Purchaser free and clear of all Liens other than (a) those that the Borrower Parties have agreed hereunder to pay or discharge; (b) those Liens, if any, which the Purchaser has agreed in writing to accept and to take title subject to; and (c) the Permitted Exceptions applicable to such portion of the Real Property. All expenses of the conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, attorneys’ fees incurred by MPT in connection with such conveyance, transfer taxes, prepayment penalties, recording fees and similar charges shall be paid by the Borrower Parties. Time shall be of the essence in the performance of the Parties’ obligations under this Article XIV.

Section 14.5. Proration. All rent, income, expenses, utility charges and real and personal property taxes relating to the ownership and operation of the Real Property, the Personal Property and the Facilities purchased by the Purchaser pursuant to this Article XIV shall be equitably prorated and paid as of the Option Closing Date, with the Borrower Parties responsible therefor to the extent such items relate to the time period prior to and ending on the Option Closing Date.

ARTICLE XV

APPRAISAL

If it becomes necessary to determine the Fair Market Value of any portion of the Real Property relating to a particular Facility, each party, within ten (10) Business Days following the date of the event which makes such determination necessary, shall, by notice to the other, appoint an appraiser (each of whom must be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal). The appraisers thus appointed shall appoint a third appraiser (such third appraiser must also be a member of the AIREA and adhere to the USPAP standards in the preparation of the appraisal) and such third appraiser shall appraise the portion of the Real Property relating to such Facility to determine the Fair Market Value thereof; provided, however, that if a party fails to appoint an appraiser within such required period, the sole appraiser appointed shall conduct the appraisal and the parties shall use commercially reasonable efforts to cause such appraisal to be completed within forty-five (45) days following the event which makes such determination necessary. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. MPT and the Borrower Parties shall each pay one-half ( 1/2) of all costs and expenses incurred in connection with such appraisal. Any appraisal shall assess the Fair Market Value of the portion of the Real Property relating to such Facility as of the date of the event which makes such assessment necessary.

ARTICLE XVI

RESERVED

ARTICLE XVII

MPT’S RIGHT TO CURE

Subject to the provisions of Article XVIII relating to permitted contests, if any of the Borrower Parties shall fail to make any payment, or to perform any act required to be made or performed by the Borrower Parties under this Agreement and to cure the same within the relevant time periods provided in Section 13.1, or if a breach or default or event of default occurs, or an event or condition occurs that, with notice or passage of time, would constitute such a default or event of default, with respect to any Material Obligation, including any Material Obligation relating to any receivables or working capital loan or financing provided to any of the Borrower Parties for the purchase or lease of any of the Personal Property of any of the Borrower Parties (collectively the “RFFE Loans”), and such default or event of default is not cured or waived within the applicable cure period provided by the document evidencing the Material Obligation, MPT, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower Parties, and may, to the extent permitted by law, enter upon the Real Property for such purpose and take all such action thereon as, in MPT’s sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any of the Borrower Parties. All sums so paid by MPT and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Default Rate from the date on which such sums or expenses are paid by MPT until reimbursed, shall be paid by the Borrower Parties, jointly and severally, to MPT on demand. The Borrower Parties shall provide to MPT immediate written notice of any default or event of default (or the occurrence of any event or condition that would with notice or passage of time constitute such a default or event of default) with respect to any Material Obligation, including any RFFE Loan that is a Material Obligation.

ARTICLE XVIII

PERMITTED CONTESTS

After obtaining prior written approval from MPT, the Borrower Parties, not to be unreasonably withheld, conditioned or delayed, at the Borrower Parties’ expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article V, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from MPT and from the Real Property; (b) neither the Real Property nor any part thereof or interest therein would, as determined in MPT’s sole and absolute discretion, be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a Legal Requirement, MPT would not be in any danger whatsoever of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), then, in any such event, if the Consolidated Net Worth of the Borrower Parties and the Guarantor is then in excess of Fifty Million and No/100 Dollars ($50,000,000.00), then the Borrower Parties shall deliver to MPT an Officer’s Certificate to the effect set forth in clauses (a), (b) and (c), to the extent applicable; (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, the Borrower Parties shall give such reasonable security as may be demanded by MPT to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Real Property by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XVIII shall not be construed to permit the Borrower Parties to contest the payment of the Loan Obligations (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by the Borrower Parties to MPT hereunder; (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; and (g) if such contest be finally resolved against MPT or the Borrower Parties, the Borrower Parties shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. MPT, at the Borrower Parties’ expense, shall execute and deliver to the Borrower Parties such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by the Borrower Parties or if MPT so desires, MPT shall join as a party therein. The Borrower Parties shall indemnify and save MPT harmless against any liability, cost or expense of any kind that may be imposed upon MPT in connection with any such contest and any loss resulting therefrom

ARTICLE XIX

INDEMNIFICATION

NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE OR SELF INSURANCE PROVIDED FOR IN ARTICLE VI, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE OR SELF INSURANCE, IN ADDITION TO ANY OTHER INDEMNIFICATION OBLIGATIONS OF THE BORROWER PARTIES AND GUARANTORS AS PROVIDED IN THIS AGREEMENT, THE BORROWER PARTIES WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND MPT FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) TO THE EXTENT PERMITTED BY LAW), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST MPT BY REASON OF: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERSONAL PROPERTY OCCURRING ON OR ABOUT THE REAL PROPERTY OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE; (B) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY THE BORROWER PARTIES OF THE REAL PROPERTY; (C) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF THE BORROWER PARTIES TO PAY PURSUANT TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT); (D) ANY FAILURE ON THE PART OF THE BORROWER PARTIES TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS AGREEMENT; (E) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE LEASES AND SUBLEASES OF THE REAL PROPERTY TO BE PERFORMED BY THE LANDLORD (THE BORROWER PARTIES) THEREUNDER; AND (F) ANY AND ALL LAWFUL ACTION THAT MAY BE TAKEN BY MPT IN CONNECTION WITH THE ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH THE BORROWER PARTIES OR A GUARANTOR AND/OR ANY PARTNER, JOINT VENTURER, MEMBER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING. ANY AMOUNTS WHICH BECOME PAYABLE BY THE BORROWER PARTIES UNDER THIS ARTICLE XIX SHALL BE PAID WITHIN FIFTEEN (15) DAYS AFTER LIABILITY THEREFOR ON THE PART OF MPT IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID (SUBJECT TO ANY APPLICABLE NOTICE AND CURE PERIOD PURSUANT TO SECTION 13.1(a)), SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE AND A LATE PAYMENT PENALTY COMPUTED AT THE LATE PAYMENT PENALTY RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. THE BORROWER PARTIES, AT THEIR SOLE EXPENSE, SHALL CONTEST, RESIST AND DEFEND

ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST MPT AND MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME, SUBJECT TO THE APPROVAL OF MPT. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING MPT AGAINST ITS OWN GROSSLY NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT.

ARTICLE XX

NOTICES

All notices, demands, consents, approvals, requests and other communications under this Agreement shall be in writing (except where specifically stated otherwise) and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized delivery service, or (d) sent by facsimile transmission and addressed as follows:

if to any Borrower Party:	c/o Ernest Health, Inc.
7770 Jefferson Street, NE, Suite 320
Albuquerque, NM 87109
Attn: Keith Longson
Phone: (505) 856-5300
Fax: (505) 856-6800

with a copy to:	Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attn: Stuart L. Rosenthal, Esq.
Phone: (212) 813-8817
Fax: (212) 255-3333

if to MPT:	c/o MPT Operating Partnership, L.P.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
Attn: Legal Department
Phone: (205) 969-3755
Fax: (205) 969-3756

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
1600 Wells Fargo Tower
Birmingham, Alabama 35203
Attn: Thomas O. Kolb, Esq.
Phone: (205) 250-8321
Fax: (205) 322-8007

or to such other address as either party may hereafter designate in writing, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. (based upon Birmingham, Alabama time) on the first Business Day thereafter.

ARTICLE XXI

MISCELLANEOUS

Section 21.1. General. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Agreement are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (subject to Section 21.17); provided, however, that (a) this Agreement shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Agreement and (b) neither this Agreement nor any other agreement contemplated in this Agreement shall be deemed to confer upon any Person not a party to this Agreement any rights or remedies contained in this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect its meaning.

Section 21.2. Bankruptcy Waivers.

(a) Relief from Stay. The Borrower Parties acknowledges and agrees that in the event any Borrower Parties or any Real Property relating to any Facility shall become the subject of any bankruptcy or insolvency estate, then (i) the Borrower Parties shall not oppose any request by MPT to obtain an order from the court granting relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit the exercise of all rights and remedies pursuant to this Agreement; and (ii) the occurrence or existence of any Event of Default under this Agreement shall, in and of itself, constitute “cause” for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code, based on the fact that the non-existence of a bankruptcy proceeding was a material inducement for the entry by MPT into this Agreement.

(b) Automatic Stay. The Borrower Parties hereby waive the stay imposed by 11 U.S.C. Section 362(a) as to actions by MPT against each Facility. The Borrower Parties acknowledge and agree that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any Facility Borrower, such Facility Borrower shall not assert or request that any other party assert that the automatic stay provided by Section 362 of the

Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of MPT to enforce any rights or remedies held by virtue of the Agreement or applicable law.

(c) Patient Care Ombudsman. The Borrower Parties hereby agree (i) to use their best efforts to contest the necessity of the appointment of a Patient Care Ombudsman for such Facility as that term is defined in 11 U.S.C. Section 333, and/or (ii) to join with MPT in requesting a waiver of or contesting the appointment of such a Patient Care Ombudsman.

Section 21.3. MPT’s Expenses. In addition to the other provisions of this Agreement, including, without limitation, Section 13.8, the Borrower Parties agree and shall pay and/or reimburse MPTs and its Affiliates’ reasonable costs and expenses, including, without limitation, the costs and expenses of reports and investigations and legal fees and expenses attributable to an Event of Default and MPT’s pursuing the rights and remedies provided herein and under applicable law, incurred or resulting from or relating to (a) requests by the Borrower Parties for approval or consent under this Agreement (including any consents relating to management, the placing of liens on the Personal Property and any intercreditor issues which arise in connection with any Material Obligation); (b) requests by MPT for approval or consent under this Agreement and all other documents executed between MPT (and its Affiliates) and the Borrower Parties in connection herewith; (c) any circumstances or developments which give rise to MPT or its Affiliates’ right of consent or approval under this Agreement or any Other Agreement; (d) circumstances resulting from any action or inaction by the Borrower Parties contrary to the lease provisions; (e) a request for changes, including, but not limited to, (i) the permitted use of the Real Property; (ii) alterations and improvements to the Agreementd Improvements; (iii) subletting or assignment; and (iv) any other changes in the terms, conditions or provisions of this Agreement or any Other Agreement; and (f) enforcement by MPT or its Affiliates of any of the provisions of this Agreement, the other Loan Documents or the Other Agreements. Such expenses and fees shall be paid by the Borrower Parties within thirty (30) days of the submission of a statement for the same or, subject to any applicable notice and cure period pursuant to Section 13.1(a), such amount(s) shall become Additional Charges and subject to the Overdue Rate and a late payment penalty computed at the Late Payment Penalty Rate after that thirty (30)-day period.

Section 21.4. Entire Agreement; Modifications. This Agreement, together with all exhibits, schedules and the other documents referred to herein, embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement, any exhibit or schedule attached hereto, nor any provision hereof or thereof may be modified or amended except by an instrument in writing signed by MPT and the Borrower Parties.

Section 21.5. MPT Securities Offering and Filings. Notwithstanding anything contained herein to the contrary, the Borrower Parties shall cooperate with MPT in connection with any securities offerings and filings, or MPT’s efforts to procure or maintain financing for, or related to, the Real Property, or any portion thereof and, in connection therewith, Borrower Parties shall furnish MPT, in a timely fashion, with such financial and other information (including audited financial statements and consents of auditors) as MPT shall request. MPT may disclose that

MPT has entered into this Agreement with the Borrower Parties and may provide and disclose information regarding this Agreement, the Borrower Parties, the Guarantors, the Real Property and each Facility, and such additional information which MPT may reasonably deem necessary, to its proposed investors in such public offering or private offering of securities, or any current or prospective lenders with respect to such financing, and to investors, analysts and other parties in connection with earnings calls and other normal communications with investors, analysts, and other parties. Upon reasonable advance notice, MPT, its legal and financial representatives, and any lender providing financing for all or any portion of the Real Property shall have the right, subject to the execution of a written confidentiality agreement on terms reasonably acceptable to MPT, such lender and Borrower Parties, to access, examine and copy all agreements, records, documentation and information relating to the Borrower Parties, the Guarantors, and such Real Property, and to discuss such affairs and information with the officers, employees and independent public accountants of Borrower Parties as often as may reasonably be desired. The additional costs of the Borrower Parties in complying with the foregoing shall be reimbursed to the Borrower Parties by MPT.

Section 21.6. Non-Recourse as to MPT. Anything contained herein to the contrary notwithstanding, in no event shall MPT or any MPT Party be liable for indirect, incidental, consequential, special, punitive or exemplary damages, regardless of the form of action, whether in contract, tort or otherwise, and even if such party has been advised of the possibility of such damages.

Section 21.7. Force Majeure. Except for the payment of all monetary obligations payable pursuant to the terms of this Agreement, the Note and other Loan Documents (which shall not be extended or excused), in the event that MPT or the Borrower Parties shall be delayed, hindered in or prevented from the performance of any act required under this Agreement by reason of strikes, lockouts, labor troubles, or other industrial disturbances, inability to procure materials, failure of power, unavailability of any utility service, restrictive governmental laws or regulations, acts of public enemies, war, blockades, riots, insurrections, earthquakes, fires, storms, floods, civil disturbances, weather-related acts of God, failure to act, or default of another party, or other reason beyond MPT’s or the Borrower Parties’ control (individually “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. Within ten (10) Business Days following the occurrence of Force Majeure, the party claiming a delay due to such event shall give written notice to the other setting forth a reasonable estimate of such delay.

Section 21.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

Section 21.9. Jurisdiction and Venue. MPT AND THE BORROWER PARTIES CONSENT TO PERSONAL JURISDICTION IN THE STATE OF ALABAMA. MPT AND THE BORROWER PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF ALABAMA. EACH OF THE

PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. MPT AND THE BORROWER PARTIES EXPRESSLY ACKNOWLEDGE THAT ALABAMA IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE OTHER PARTY IN SAID COURTS. FURTHER, MPT AND THE BORROWER PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO ARTICLE XX SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

Section 21.10. Appointment of Agent and Attorney-in-Fact. Notwithstanding anything contained herein to the contrary, for the purpose of effecting transfers and assignments described herein, and in addition to the appointment set forth in Exhibit C attached hereto, each Facility Borrower hereby nominate and irrevocably designate and appoint MPT as its true and lawful agent and attorney-in-fact, either in the name of MPT or in the name of such Facility Borrower or in the name of MPT’s designee to do all acts and things and execute all documents which MPT may deem necessary or advisable to effect the transfers and assignments set forth herein, including, without limitation, preparing, signing and filing any and all agreements, documents and applications necessary to effect such transfers or assignments. This power is coupled with the ownership interest of MPT in and to the Real Property and the security interest of MPT described in Section 13.8 hereof and all other rights incidental and attendant thereto.

Section 21.11. Regulatory Cooperation; LLC Agreement. If, in the reasonable judgment of MPT, MPT Aztec Opco, LLC is prohibited by any laws or regulations from owning all or any portion of its equity interest in Ernest Health or from possessing or exercising any of its rights under that certain Limited Liability Company Agreement of Ernest Health Holdings, LLC, dated the date hereof (as modified, amended or restated from time to time, the “LLC Agreement”), then the parties shall restructure MPT’s relationship with the Borrower Parties, including possible modifications of this Agreement and the Other Agreements, so as to preserve the existing business and financial relationships among them. Whenever MPT Aztec Opco, LLC, in its capacity as a Member under the LLC Agreement, has approved pursuant to Section 4.11 of the LLC Agreement any item that requires MPT’s approval hereunder or has provided consent pursuant to the LLC Agreement with respect to any item that requires MPT’s consent hereunder, MPT will be deemed to have approved or consented to such item hereunder.

Section 21.12. Compliance with Anti-Terrorism Laws. MPT hereby notifies the Borrower Parties that pursuant to the requirements of certain Anti-Terrorism Laws (including, without limitation, the Patriot Act) and MPT’s policies and practices, MPT is required to obtain, verify and record certain information and documentation that identifies the Borrower Parties, its principals and Affiliates, which information includes the name and address of the Borrower Parties, its principals and Affiliates, and such other information that will allow MPT to identify such parties in accordance with the Anti-Terrorism Laws (including, without limitation, the Patriot Act). The Borrower Parties will not, directly or indirectly, knowingly enter into any lease for the operation of any part of a Facility or any other lease or any material contracts with any person listed on the OFAC Lists. The Borrower Parties shall immediately notify MPT if Borrower Parties has knowledge that the Borrower Parties or any of its principals or Affiliates or any Guarantor is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower Parties will not, directly or indirectly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, or other Anti-Terrorism Law.

Section 21.13. Electronically Transmitted Signatures. In order to expedite the execution of this Agreement, telecopied signatures or signatures sent by electronic mail may be used in the place of original signatures on this Agreement. The parties intend to be bound by the signatures of the telecopied or electronically mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature. Following any facsimile or electronic mail transmittal, the party shall promptly deliver the original instrument by reputable overnight courier in accordance with the notice provisions of this Agreement.

Section 21.14. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MPT AND THE BORROWER PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE OF ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE REAL PROPERTY (INCLUDING ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR MPT TO ENTER INTO THIS AGREEMENT.

Section 21.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 21.16. Survival. Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge and agree that, all claims against, and liabilities of, the Borrower Parties or MPT which relate to acts or omissions prior to the date of expiration or termination of this Agreement, and the covenants and obligations under this Agreement which expressly relate to periods after the expiration or earlier termination of this Agreement, including, without limitation, all indemnification obligations and those covenants and obligations described in Sections 7.1, 7.5, 7.7, 13.8 and 21.3, and Articles XVII, XVIII and XIX, shall survive such expiration or earlier termination.

Section 21.17. Assignment. Neither this Agreement nor any other Loan Document is assignable by any Borrower Party without the prior written consent of MPT. MPT may at any time during the Loan Term and without the consent of any Borrower Party assign all of its rights and obligations hereunder to any other Person.

Section 21.18. Continuation of Defaults. Notwithstanding any provision hereof to the contrary, whenever in this Agreement the phrases “continuing,” “continuation of” or similar words or phrases are used in connection with Events of Default, defaults, or events which with notice or passage of time would constitute Events of Default, such phrases or words shall not be construed to create any right in the Borrower Parties to have additional periods of time to cure such defaults or Events of Default other than those specific cure periods provided in this Agreement.

Section 21.19. Specific Performance. In addition to any rights and remedies available to the parties hereunder or at law, each party shall be entitled to bring an action for specific performance and to seek other equitable relief in connection with any breach or violation, or any attempted breach or violation, of the provisions of this Agreement.

Section 21.20. Joint Drafting. The parties hereto and their respective counsel have participated in the drafting and redrafting of this Agreement and the general rules of construction which would construe any provisions of this Agreement in favor of or to the advantage of one party as opposed to the other as a result of one party drafting this Agreement as opposed to the other or in resolving any conflict or ambiguity in favor of one party as opposed to the other on the basis of which party drafted this Agreement are hereby expressly waived by all parties to this Agreement.

Section 21.21. Joint and Several Obligations. Each Facility Borrower shall be jointly and severally liable for all of the liabilities and obligations of the Borrower Parties under this Agreement. Additionally, each Facility Borrower acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and enforceable against any one or more of the Facility Borrowers.

Section 21.22. Representations, Agreements and Covenants relating to Certain Facilities. Further representations, agreements and covenants regarding certain of the Facilities are set forth on Schedule 21.22 attached hereto and are hereby incorporated herein by reference.

[Signatures appear on the following page.]

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